MASTER FRANCHISE AGREEMENT
                                     CANADA

     THIS MASTER FRANCHISE AGREEMENT (the "Agreement") is made on July 7, 1998 (the "Effective Date"), by and between Surf City Squeeze Franchise Corp. a corporation organized under the laws of the State of Arizona, in the United States of America, with its principal office at 7730 East Greenway Road, Suite 203, Scottsdale, Arizona, United States of America (the "Franchiser"), and 1238176 Ontario Inc., a corporation incorporated pursuant to the laws of the Province of Ontario, in Canada, whose principal or registered office is at 100 Redpath Avenue, Suite 9. Toronto, Ontario, Canada (the "Master Franchisee").

                              THE FRANCHISE SYSTEM

     Franchiser has developed a system and procedure for the operation of retail stores (the "Stores") offering for sale smoothies, juices, functional drinks, and other healthy consumables, and the sale and promotion of related products and services, using Franchisor's Proprietary Meats by independent persons throughout the United States and other countries, (the "Franchise System"). Franchisor licenses the operation by others of the Franchise System (the "Franchises") under the name "Surf City Squeeze". As part of the Franchise System. Franchiser provides certain products and services to its Franchisees including training, use of Franchisor's name and logo and other services related to the efficient operation of the Franchised Business (hereinafter defined). In order to assist Franchisees in the start-up of their Franchised Business, Franchiser makes available to its Franchisees both initial and continuing information, advice, supervision, guidance and know-how with respect to management, operation and promotion of the Franchised Business, as part of' the Franchise System.

                       FRANCHISE TO BE "MASTER FRANCHISE"

     Master Franchisee has requested, and Franchiser has agreed to grant to Master Franchisee, the exclusive right to set-up, create, establish and operate Master Franchisee-owned Stores and to grant franchises for Stores (to "Franchised Business") to qualified persons ("Subfranchisees") for the canny of Canada as it is currently defined (the "Protected Area") pursuant to the terms arid conditions of this Agreement, provided same is done in complete compliance with the laws, rules and regulations of cognizant local jurisdictions.

                                PROPRIETARY MARKS

     Franchiser is the applicant for registration of the Surf City Squeeze trademark filed with appropriate authorities in the Protected Area (collectively the "Proprietary Marks"), Upon receiving approval from the appropriate Governmental Agencies to Import a Functional Powder as listed in Exhibit B hereto and each ingredient for said Functional Powder is approved for importation, Franchiser shall apply for registration of the trademark for said Functional Powder within die Protected Area. Franchisor shall on the rights to each trademark registered within die Protected Area for each Functional Powder.

                                    GOODWILL

     Franchisor has expended money and effort in developing and improving the Franchise System and in advertising, promoting, and publicizing the Proprietary Marks. The United States public has come to associate said Proprietary Marks exclusively with the Franchise System and the products and services offered, sold, installed, and rendered by Franchisor.

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                       MASTER FRANCHISEE'S ACKNOWLEDGMENTS

     Master Franchisee has had the opportunity to investigate the Franchise System sad the competitive market in which it operates and, based on the conclusions drawn therefrom, desires to establish the Franchised Business in the Protected Area, use the Franchise System and the Proprietary Marks, have the right to engage in the business of offering to the public said products and services, sell subfranchises (the "Subfranchises") and derive benefits from Franchisor's information, experience, advice, guidance, and know bow.

     Master Franchisee acknowledges that each Franchise operation is dependent upon each of the other franchisee or subfranchises in the Franchise System to establish and maintain the goodwill necessary for a successful operation of die Franchise System. Master Franchisee hitter acknowledges that it is essential to preserve the integrity of the Proprietary Marks and goodwill, that Master Franchisee and each subfranchisee adhere to the uniform standards, procedures, and policies hereafter described.

     NOW, THEREFORE, on the basis of the foregoing recitals, in consideration of the mutual promises, covenants, agreements and conditions contained in this Agreement, and other good and valuable consideration. Franchisor and Master Franchisee hereby agree as follows:

                      ARTICLE I. GRANT AND USE OF FRANCHISE

     1.01. GRANT OF MUSTER FRANCHISE. Subject to the terms and conditions contained herein and contingent upon Franchisor's active and diligent pursuit of timely securing the rights and registration to the trademark and Proprietary Marks as described above within the Protected Axes, Franchisor hereby gnats to Master Franchisee, and Master Franchisee hereby accepts from Franchisor, the exclusive right, franchise, and license:

     (a) To set-up, create, establish, own and operate Stores in the Protected Area, in accordance with the terms and conditions of section 1.03 and the "Production Schedule" attached hereto as Exhibit A;

     (b) To use, in connection wit the operation of said businesses, the Franchise System and the Proprietary Marks;

     (c) To purchase those Approved Products authorized by Franchisor for use in the Franchised Business from persona or entities approved by Franchisor and sell such Approved Products in the Protected Areas; and

     (d) To grant franchises to Subfranchisees to operate Stores in the Protected Area, in accordance wit the rams and conditions of section 1.03 and the Production Schedule" attached to this Agreement as Exhibit A.

     1.02. TERM OF FRANCHISE. This Agreement and the rights, franchise, and license granted hereunder shell commence on the Effective Dare and shall be for a term of 99 years (the "Term"), unless terminated by Franchisor or Master Franchisee in accordance with the provisions hereof.

     1.03. SUBFRANCHISING.

     (a) In connection with the exercise by Master Franchisee of its right to subfranchise to others, Master Franchisee shall comply in all respects wit all applicable laws and regulations pertaining to franchising and subfranchising within the Protected Area, including without limitation laws requiring disclosure documents for prospective Subfranchisees.

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     (b)  Master   Franchisee   shall  not  grant  any  right   hereunder  to  a
Subfranchisee except pursuant to an agreement (the "Subfranchise Agreement"), the form of which must have received the prior written approval of Franchiser, not to be withheld unreasonably. In no event shall the term of the Subfranchise Agreement exceed the term of the hose of the premises for which the Subfranchise Agreement was executed. At Master Franchisee's request, Franchiser will prepare and deliver to Master Franchisee the form of Subfranchise Agreement acceptable to Franchiser, which may then be adapted (Master Franchisee shall have the right to make changes in the form of Subfranchise Agreement. so long as such changes are not material amendments to the form unless such changes are required by law, Including language laws applicable in the Province of Quebec). Master Franchisee shall deliver a copy of each executed Subfranchise Agreement to Franchisor promptly after its execution.

     (c) Master Franchisee shall perform and enforce against each Subfranchisee the terms of any Subfranchise Agreement it enters into, to the extent permitted by law and good business practice.

     (d) Master Franchisee shall deliver to Franchiser a copy of any correspondence with any Subfranchisee relating to any breach or default of its Subfranchise Agreement or any Notice of Termination of any Subfranchisee, concurrently with its being sent or received by Master Franchisee.

     (e) Franchisor, or its designee, shall be an Intended third party beneficiary of each Subfranchise Agreement. If Master Franchisee is in material default of its obligations or is terminated, Franchiser, or its designee, shall have the right to enforce the Subfranchise Agreements directly.

     (f) Master Franchisee shall protect, defend and indemnity Franchisor and hold Franchiser harmless from any and all costs and expenses, including attorney's fees, liabilities and damages arising out of or relating to the conduct or misconduct by Master Franchisee of this Agreement or any Subfranchisee of any Subfranchise Agreement, the operation of any franchised or subfranchised business, or any goods, merchandise, or products leased or sold, or services rendered, by Master Franchisee or any Subfranchisee. Master Franchisee shall protect. defend and indemnify Franchisor and hold Franchisor harmless from any end all costs and expenses, including attorney's fees, liabilities and damages arising out of or relating to any third party unless the third party is a consumer of products sold by the Franchisor that caused death or seven illness. Notwithstanding the foregoing, the Franchiser shall protect, defend, and indemnity the Master Franchisee and its Subfranchisees and hold them harmless from all damages, costs and expenses (including attorney's fees) arising out of any claim that the products sold by or with the recommendation of the Franchiser caused death or illness, except where such products are manufactured by or for the Master Franchisee.

                       ARTICLE II. LOCATION AND TERRITORY

     2.01. BUSINESS ADDRESS. The address of Master Franchisee's principal place of business is 100 Redpath Avenue, Suite 9, Toronto, Ontario, Canada M4S 237, which may be changed or amended as provided by Master Franchisee from time to time in writing to Franchiser.

     2.02. PROTECTED AREA. Franchiser (including any Affiliate, Subsidiary, or Parent) will not establish, or grant others (except the Master Franchisee) the right to establish, or franchise any location or Store, or otherwise distribute, directly or indirectly, the products under the Proprietary Marks or under any other name, propriety mark or Indicia within the Protected Area, and Franchiser will not allow any other party, except Master Franchisee or Subfranchisees licensed by Master Franchisee, to operate the Franchised Business within the Protected Met.

     2.03. EXCLUSIVITY OF TERRITORY.

     (a) In order to facilitate the successful development of the Franchised Business within die Protected Area and TO promote Master Franchisee's investment therein, Franchisor grants to Master Franchisee the exclusive right to operate

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the Franchised Business within the Protected Area. For greater certainty, Master
Franchisee is hereby granted by Franchisor the exclusive right to use, together with its Subfranchisees, the Franchise System and the Proprietary Marks within the Protected Area and Franchisor covenants and agrees that during the Term of this Agreement. it shall not without the prior written consent of Master Franchisee, either directly or indirectly, individually or in partnership or jointly or in conjunction with any person, firm, association, syndicate or corporation, as principal, agent, shareholder or in any manner whatsoever, carry on or be engaged in or be concerned wit or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof or any Proprietary Marks to be used or employed by any business, enterprise or undertaking operations of a similar business to the Franchised Business in the Protected Area.

     (b) If either party becomes aware of any business within the Protected Area the products of which mesh well with the products sold through the Franchise System, and wishes to exploit such products either within or outside the Franchise System, such party will wake the other party aware of the opportunity and the parties agree that they will work together to exploit the products as co-venturers having equal responsibility, obligations and equity in the venture. Subject to the other provisions of this Agreement, if the other party is not interested in jointly exploiting the products, then the party becoming aware of the said business may exploit the products without the participation of the other party.

                      ARTICLE III. USE OF FRANCHISE SYSTEM
                          PROPRIETARY MARKS AND LICENSE

     3.01 VALIDITY AND USE OF PROPRIETARY MARKS. Master Franchisee hereby acknowledges the validity of the Proprietary Marks and further acknowledges that the Proprietary Marks are the sole property of Franchisor During and after the Term of this Agreement, Master Franchisee shall not in any way dispute or impugn the validity of the Proprietary Marks, or the rights of Franchisor In them. Master Franchisee will use such Proprietary Marks only for so long as the right. franchise, and license granted herein remains in tree, and only Is connection with the conduct of the Franchised Business, and in the manner and for the purposes specified in this Agreement Master Franchisee shall not either during or after the Term of this Agreement do anything, or aid or assist any other party to do anything, which would infringe upon, ham,, or contest the rights of Franchisor in any of its Proprietary Marks or in any other mark or name which incorporates the words "Surf City Squeeze" or any part thereof. Master Franchisee will not use any mark or name in connection with the conduct of the Franchised Business, or on any products, packages, or other materials which Master Franchisee and/or Subfranchisees obtain from Franchisor or any manufacturer designated or approved by Franchisor, other than as herein licensed or as explicitly authorized by Franchisor.

     3.02. FUTURE PROPRIETARY MARKS. From time to time, Franchisor may change, improve or modify any of the Proprietary Marks. Master Franchisee shall accept use and display, as may be applicable, such modified Proprietary Marks in accordance with the procedures, policies. rules and regulation prescribed by Franchisor. Master Franchisee acknowledges and agrees that all rights to any such modified Proprietary Marks, as well as additional rights that may arise in the future in connection with the Proprietary Marks or their use by Franchisor, Master Franchisee, or any Subfranchisee, whether as trade names, trademarks, service marks, or copyrighted materials, shall be the exclusive property of Franchisor and shall inure to the benefit of Franchisor, except as otherwise expressly provided herein. All Proprietary Marks shall be licensed to Master Franchisee, which is hereby granted the right to sub-license the use of same to its Subfranchisees, in accordance and subject to sections 7 and section 9 below, without further costs.

     3.03. USE OF FRANCHISE BUSINESS NAME.

     (a) Master Franchisee shall operate, advertise, and promote its Franchised Business under the designation "Surf City Squeeze", its translation. or under such other name or names as Franchisor and Master Franchisee may Sun time to time agree upon in writing, and under no other name or designation whatsoever.

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     (b) Franchiser shall own all right,  title, and interest to the Proprietary
Marks. and to any applications, registrations, and other filings or notices which may be made with respect thereto in any jurisdiction, except to the extent any such rights are licensed to Master Franchisee or any Subfranchisee hereunder. Master Franchisee shall execute any and all necessary papas, documents, and assurances to effectuate this purpose and shall cooperate fully with Franchisor in securing all required approvals from the appropriate governmental authority respecting use of the Proprietary Marks.

     (c) If required to do so by any applicable law, Master Franchisee shall promptly, upon the execution of this Agreement, tile with the appropriate governmental authorities a notice of Master Franchisee's intent to conduct its business hereunder under the name "Surf City Squeeze". Promptly upon the termination of this Agreement according to Section 9, Master Franchisee shall execute and file such documents as way be necessary to revoke or terminate such assumed name registration.

     3.04. TRADEMARK APPLICATIONS. Franchisor warrants and represents that it has filed, and shall proceed to promptly and diligently prosecute, applications with the appropriate trademark registration authorities in the Protected Area, for the registration of the trademarks SURF CITY SQUEEZE and SURF CITY SQUEEZE & Design in the English language or other language appropriate for such registration. Master Franchisee shall execute such documents as are necessary and shall otherwise cooperate with Franchisor in the registration of such marks. Franchisor covenants that it shall, at its sole expense, exhaust all available legal procedures and processes available to it in order to procure the registration of the trademarks SURF CITY SQUEEZE and SURF CITY SQUEEZE & Design in the Protected Area. In the event Franchisor is unable to procure the registration of the trademarks SURF CITY SQUEEZE and SURF CITY SQUEEZE & Design in the Protected Area, Franchisor agree, at its sole expense, to change the aide name and Proprietary Marks Surf City Squeeze in the Protected Area to a new trade name and proprietary mark that is mutually acceptable to Franchisor and Master Franchisee. Franchisor shall, in addition, at its sole expense, pay for any changes relating to the exterior sign ban of each Master Franchisee-owned and Subfranchisee Stores resulting from the change in the trade name and Proprietary Marks hereinbefore described forthwith. Franchisor shall purchase all items bearing the Surf City Squeeze trademark from Master Franchisee or Subfranchisees (i.e. cups and menus) resulting from the change in the trade name and Proprietary Marks described above. Franchisor shall not be responsible for any other trade name related changes in the Stores of the Master Franchisee-Owned or Subfranchisee Stores other than the aforementioned exterior sign ban and trademark bearing items. With regard to the use of trademarks hi the Province of Quebec, the parties agree to work with provincial language officials to obtain the appropriate marks and names for use in that province.

     3.05. CONFIDENTIALITY OF FRANCHISE SYSTEM. Master Franchisee hereby acknowledges that, as between it and Franchisor, Franchisor is the sole owner of all proprietary rights in and to the Franchise System and all material and information relating to the Franchise System now or hereafter revealed to Master Franchisee and/or Subfranchisees under this Agreement. Master Franchisee further acknowledges that the Franchise System, in its entirety, constitutes trade secrets of Franchisor and that they are revealed to Master Franchisee in confidence, solely for the purpose of enabling Master Franchisee and Subfranchisees to establish and operate the Franchised Business licensed herein in accordance with the terms of this Agreement Such trade secrets may include, but are not limited TO. training manuals. operating manuals, policy manuals, sales promotion aids, business forms, accounting procedures, marketing reports. informational bulletins, and inventory systems. Master Franchisee hereby agrees that both during and after the Ten of this Agreement, Master Franchisee will not reveal any of such trade secrets to any other person or entity, except licensed Subfranchisees, and will not use any of such trade secrets in connection with any business or venture in which Master Franchisee has a direct or indirect interest; whether as a proprietor, partner, joint venture, shareholder, officer, director, or in any other capacity whatsoever, other than in connection with the operation of the Franchised Business licensed herein. All agreements to which Master Franchisee and/or any Subfranchisee are a party which are subordinate to this Agreement shall be required to incorporate and include therein a Confidentiality and Non-Compete Agreement substantially in the form of Exhibit C attached hereto. The confidentiality obligations of Master Franchisee set forth in this section 3.05 shall not apply to any information which was known to Master Franchisee prior to its disclosure by Franchisor or any information which

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becomes public knowledge without the fault of Master Franchisee. Any information provided to Master Franchisee by Franchisor prior to the Effective Date of this Agreement shall apply to this Section 3.05.

     3.06. RIGHTS TO GOODWILL. Master Franchisee acknowledges that all goodwill which may arise 6am Muter Franchisees use of Franchisor's Proprietary Marks or the Franchise System is and shall at all times remain the sole and exclusive property of Franchisor and shall inure to the sole benefit of Franchisor. Notwithstanding the above, Master Franchisee is entitled to its own Goodwill in connection with the operation of the Franchised Business as provided in this Agreement through the Term of this Agreement.

     3.07. UNAUTHORIZED USE. If Master Franchisee receives notice, or is informed, of any claim, suit or demand against Muter Franchisee or any Subfranchisee on account of any alleged infringement, unfair competition, or similar matter relating to its use of the Proprietary Marks used by Master Franchisee in accordance with the terms of this Agreement, Master Franchisee shall promptly notify Franchisor of any such claim, suit or demand. Thereupon, Franchisor shall promptly take such action as may be necessary to protect and defend Master Franchisee against any such claim by any third party. Master Franchisee shall not settle or compromise any such claim by a third party without the prior written consent of Franchisor. In its sole discretion, Franchisor shall have the right to defend, compromise or settle any such claim at Franchisor's sole cost and expense, using attorneys of its own choosing, and Master Franchisee agrees to cooperate fully with Franchisor in connection with the defense of any such claim. Any costs and expenses In connection wit such defense, compromise or settlement occasioned by acts or omissions of Master Franchise shall be the sole responsibility of Master Franchisee. All other related costs and expenses shall be the sole responsibility of Franchisor.

     3.03. License. Master Franchisee understands and apses that it will render services to customers with regard to the retail sale of juice products that may require a license pursuant to applicable law. If Master Franchisee does business which may require a license, Master Franchisee shall, before it does such business, obtain the appropriate license. Master Franchisee shall aid and assist Subfranchisees in the obtaining of such license if required by law.

     3.09. TRADEMARK REPRESENTATION. As of the Effective Date, Franchisor hereby warrants and represents that it has no knowledge of any uses by third parties of the Proprietary Marks or trademarks similar thereto in the Protected Area which would be superior to or otherwise conflict or interfere with Master Franchisee's right to use the Proprietary Marks pursuant to this Agreement.

     3.10. USE OF TRADEMARK IN MASTER FRANCHISOR'S CORPORATE NAME. Notwithstanding anything to the contrary contained in this Agreement, Franchisor acknowledges and agrees that Master Franchisee shall have the right but not the obligation, to use the words "Surf City Squeeze" as components of Master Franchisee's corporate name.

                  ARTICLE IV. CONTINUING SERVICES OF FRANCHISOR

     In addition to any assistance which Franchisor may have heretofore rendered to Master Franchisee, Franchisor agrees that it will perform the continuing services set forth in sections 4.01 through 4.04, for the benefit of Master Franchisee.

     4.01. TRAINING.

     (a) Franchisor  shall  instruct a principal and one additional  employee of
Master Franchisee in an Initial franchise training program ("IFT") at Franchisor's approved training facilities in Scottsdale, Arizona. United States of America, for a period of on. week at no tuition charge to Master Franchisee (each additional person from Master Franchisee attending IFT will incur a daily tuition charge of US$300.00) Master Franchisee shall bear all travel, lodging

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and other expenses of its attendees at IFT. In to event Muter Franchisee  enters into an agreement or agreements with Famous Players Inc., or any successor thereto, as Subfranchisee for one or multiple locations, a principal and one additional employee of Famous Players Inc. or any successor thereto shall attend the IFT at no additional tuition cost (each additional person from Famous Players Inc. or its successor attending IFT will incur a daily tuition charge of US$300.00). Famous Players Inc. shall bear all travel, lodging and other expenses of its attendees at IFT.

     (b) Where requested by Master franchisee, Franchisor also will provide an additional three week follow-up training program to management and supervisory personnel of Master Franchisee in the Stores in the Protected Area. Master Franchisee shall bear all expenses of its attendees at follow-up training, but no tuition or separate fee shall be payable to Franchisor by Muter Franchisees attendees. Such training shall be provided by the Operations Manager of Franchisor in English. Franchisor shall be responsible for all travel, lodging, meals, and other living expenses it or its said personnel may reasonably incur In such visit. Up to three weeks of follow-up training in total will be given throughout the Term of this Agreement, as Franchisor deems necessary, at a location chosen by Franchisor. The additional three week fallow-up training program must be utilized in not less than one (1) week intervals. This training will include one week of on-site assistance when the 5rst affiliate-owned Store opens IN the Protected Area.

     (c) Any fining, excepts outlined hi section 4.01(a) and 4,01(b), shall be paid wholly by Master Franchisee, including but not limited to all travel, lodging, meals, and other living expenses that Franchisor's and Franchisor's personnel may reasonably incur.

     (d) If Master Franchisee requests that any training or assistance provided by Franchisor be in French, and if Franchisor agree to do so in French, the expense of any translation into French shall be borne exclusively by Master Franchisee. If Master Franchisee elects for the translation, Master Franchisee shall bear the responsibility to choose the translator, at no risk to Franchisor. Franchisor has no knowledge of the French language.

     (e) Master Franchisee shall have the right at any time to request Franchisor to provide training or operating assistance in the protected Area. When so requested, Franchisor shall provide personnel for such purposes, subject to prior notice and Franchisor's approval, in such number as Franchisor and Master Franchisee shall agree. All costs of such in Wag shall be solely that of Master Franchisee, including but not limited to transportation, lodging, food, and Franchisor-employee per diem payments. If translation to the French language is required, the translation expense shall be the sole responsibility of Master Franchisee.

     4.02. IMPROVEMENTS TO FRANCHISE SYSTEM. Franchisor agrees to make available to Master Franchisee all improvements and additions to the Franchise System, to the same extent and In the same manner as they are made available to Surf City Squeeze franchisees generally. The Franchisor shall make such improvements or changes as may be required to maintain any competitive advantage enjoyed by the Franchised Business, but having due regard to the burden of costs in Implementing such improvements or changes.

     4.03. MANAGEMENT ASSISTANCE. When requested by Master Franchisee, Franchisor agrees to counsel and assist Master Franchisee on a continuing basis with respect to the management and operation of its Franchised Business and will make available to Master Franchisee the benefits of Franchisor's Information, experience, advice, guidance. and know-how in connection therewith. Franchisor shall not be required to travel to the Protected Area, but if Franchisor does travel at Master Franchisee's request, Master Franchisee shall be liable for all necessary and reasonable costs and expenses of such trip including but not limited to food, lodging, transportation and Franchisor's employee per diem payments. Also, Franchisor shall have the right, at its sole expense, to make one visit to the Protected Area to inspect Master Franchisee's business locations during each calendar year during the Term hereof, whether or not Master Franchisee requests any such visit.

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
     4.04. ADVERTISING. If requested to do so by Master Franchisee. Franchiser shall from time to time offer to Master Franchisee any camera ready artwork (the "Camera Ready Artwork') to the extent available previously prepared by Franchisor, at no additional cost to Master Franchisee, which Franchisor utilizes for marketing, advertising and promotion of products and services in the United States and other countries. Following Franchisor providing the requested Camera Ready Artwork, Master Franchisee may, in its sole discretion, choose to use or not use same within the Protected Area without Franchisor's prior consent and if its elects to use same within the Protected Area, Master Franchisee shall be responsible for all further costs relating to producing and distributing the advertising,

     4.05. INITIAL DOCUMENTATION. Franchiser agrees to supply Master Franchisee with:

     (a) one copy of Franchisor's franchise solicitation brochure and one copy of each of Franchisor's standard form documents to be used by Master Franchisee to grant franchises to Subfranchisees to operate Stores in the Protected Areas;

     (b) one set of Franchisor's standard plans and specifications for a Store, including requirements for dimensions, exterior design, interior layout building materials, equipment furnishings, fix lures, signs and colour schemes;

     (c) one copy of Franchisors current Manuals (as hereinafter defined), the contents of which may not be reproduced or disclosed, except to Subfranchisees and to employees of Master Franchisee and Subfranchisees on a need-to-know basis and in circumstances which will protect confidentiality;

     (d) one copy of the advertising and promotional plans AND materials presently used by Franchisor;

     (e) one set of all documentation on computer readable diskette; and

     (t) one copy of the Franchisor's prospectus on computer readable diskette.

All of the above materials shall remain the property of Franchisor and shall be treated as confidential by Master Franchisee sad its employees and agents. With the consent of Franchisor. Master Franchisee may adapt any of these materials to conform to the laws applicable within the Protected Area.

     4.06 CONTINUING ADVICE AND GUIDANCE. Franchisor agrees to provide Master Franchisee with general advice and guidance regarding all aspects of the System, including:

     (a) Establishing a staff of qualified field represe4tatives to provide supervisory and consultative services to Subfranchisees in the Protected Area.

     4.07 EMPLOYEE HANDBOOK. Concurrently with the commencement of Master Franchisee's follow-up training program. Franchisor agrees to provide Master Franchisee with one copy of Franchisor's Employee Handbook.

                      ARTICLE V. PRODUCTS USED IN FRANCHISE

     5.01 SYSTEM PURCHASE AND SALE oF APPROVED PRODUCTS.

     (a) Subject to the terms and conditions set fort in the Product Agreement attached as Exhibit D, Franchisor hereby grants to Master Franchisee the exclusive tight (except as otherwise provided therein or as restricted by applicable law) to sell Approved Products and other products sold under or in association with the Proprietary Marks within the Protected Area. Master Franchisee hereby acknowledges that the rights granted in said Product Agreement shall be subject to and subordinate to this Agreement. If this Agreement is terminated, ten the Master Franchisee's rights in the Product Agreement shall also be terminated.

           ARTICLE VI. COVENANTS AND OBLIGATIONS OF MASTER FRANCHISEE OPENING AND OPERATION OF FRANCHISED BUSINESS

     6.01. OPENING AND OPERATION OF FRANCHISED BUSINESS.

     (a) Master Franchisee shall sell Subfranchises in accordance with the Production Schedule attached as Exhibit A, subject to Force Majeure. Any failure of Master Franchisee to do so shall subject Master Franchisee to the terms of section 9.08 hereof.

     6.02. PROMOTION OF SALES. Master Franchisee shall at all times actively promote the sale of Franchisor's product and services, and such other products and services which an offered and sold by Master Franchisee in accordance with this Agreement and Master Franchisee shall use its best efforts to cultivate, develop, and expand the market and goodwill therefor.

     6.03. MANAGERIAL RESPONSIBILITY. Master Franchisee agrees that at all times during the Term of this Agreement. Master Franchisee and Master Franchisee's duly authorized general manager agent shall (i) devote their time and effort to the active management and operation of Master Franchisee's business, (ii) irrespective of any delegation of authority not inconsistent with clause (i) above, reserve and exercise ultimate authority and responsibility with respect to the management and operation of Master Franchisee's business, and (iii) represent and act on behalf of Master Franchisee in all dealings with Franchisor.

     6.04. INTENTIONALLY DELETED.

     6.05. ADVERTISING BY MASTER FRANCHISEE.

     (a) Recognizing the value of uniform advertising to the goodwill ad public image of all "Surf City Squeeze" States and recognizing Franchisor's interest in the Goodwill of its Proprietary Marks in the Protected Area, Master Franchisee shall submit to Franchisor copies of all proposed advertising waking direct or indirect claims pertaining to the nutritional value of the Approved Products prior to their use by Master Franchisee. Franchisor may disapprove the use of any such material by Master Franchisee by written notice to Master Franchisee not later than fourteen business days after its submission to Franchisor. in the event that in Franchisor's reasonable judgment such material misrepresents the products or services offered by Master Franchisee or the Subfranchisees or mischaracterizes or impugns the image of Franchiser and its products and services. Any failure of Franchisor to disapprove any advertising or promotional material shall not constitute its warranty or representation that the content thereof is truthful.

     (b) Subject to the provision hereof, all decisions from time to time regarding whether to utilize national, regional, or local advertising, or some combination thereof, and regarding selection of the particular advertising, shall be within the sole discretion and at the sole expense of Master Franchisee.

     6.06. MASTER FRANCHISEE'S LIABILITY AND INSURANCE. Other than for negligence by Franchisor, Master Franchisee also shall be responsible for all loss or damage rising out of or relating to the operation of its Franchised Business or arising out of the acts or omissions of Master Franchise, its Subfranchisees or any of Master Franchisee's agents, servants, or contractors in connection with the sale of products or rendering of service by Master
Franchisee or its Subfranchisees and for all claims for damage or injury or death of any persons directly or indirectly resulting therefrom, and Master

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
Franchisee agrees to indemnity and hold Franchisor harmless against and torn any and All such claims, loss, and damage, including costs and reasonable attorneys fees. Master Franchisee shall obtain and at all dines during the terms of this Agreement maintain in force and pay the premiums for such public liability insurance as is usual and customary IN the Protected Area. When such insurance is obtained. (i) said policies of insurance shall expressly protect Muter Franchisee and Franchisor and shall require the insurer to defend Master
Franchisee and Franchisor in any action, and (ii) Master Franchisee shall furnish to Franchisor a certified copy or certificate with respect to each such policy, naming Franchisor as an additional insured.

     6.07. SUBMISSION OF FINANCIAL DATA. In addition to the reports required of Master Franchisee pursuant to sections 7.05 and 7.06 below, Master Franchisee agrees to submit to Franchisor, within 90 days after the end of each fiscal year of Master Franchisee, complete financial statements, including balance sheets, profit and loss statements, and statements of source and disposition of finds in accordance with such accounting principles consistently applied from period to period, as are generally accepted in the Protected Area.

     6.08. PAYMENT OF BILLS. Muter Franchisee will pay when due all bills and other amounts owed to third patties under any purchasing arrangement in which Franchisor may or may not be involved, but Franchisor shall not by virtue hereof become liable to any such third pony.

     6.09.  COMPLIANCE  WITH  LAWS.  Master  Franchisee  shall  comply  wit  all applicable statutes, laws, ordinances, regulations, rules, orders, or suggestions of any governmental or quasi-governmental entity, body, agency, commission. board, or official applicable to Master Franchisee's business. Nothing herein shall prevent Master Franchisee from engaging in a bona fide contest of the validity or applicability thereof in any manner permitted by law.

     6.10. INTENTIONALLY DELETED.

     6.11. INTENTIONALLY DELETED.

     6.12. FRANCHISOR'S RIGHT TO INSPECT. Franchisor, through its authorized representatives, shall have the right at all reasonable times upon reasonable notice (at least three business days), to visit Master Franchisee's business for the purposes of inspecting the merchandise and equipment on hand, inspecting the nature and quality of goods sold and services rendered, examining and auditing Master Franchisers books and records, and observing the manner and method of operating the Franchised Business. If any of Master Franchisee's books, records, or inventory are located outside the business premises, Franchisor shall have similar rights with regard to the same.

     6.13. INTENTIONALLY DELETED.

                    ARTICLE VII. ROYALTIES, PAYMENTS, REPORTS

     7.01. INITIAL FRANCHISE FEES.

     (a) For purposes of this Agreement the following definitions shall apply:

          (i) Commencement of the Franchised Business Ma Store by Master Franchisee or a Subfranchisee shall be the "Opening". All Stores must he opened in accordance with the Production Schedule.

          (ii) The first day of the month following the date of execution by Master Franchisee or a Subfranchisee of an agreement to operate the Franchised Business at a Store shall be the "Effective date of Affiliation".

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
     (b) For the right of territorial exclusivity to act as Master Franchisee for the Protected Area, Master Franchisee shall pay Franchisor the sum of US$100,000.00 (the "Exclusivity Fee"). The Exclusivity Pee is not refundable.

     (c) The Exclusivity Fee shall also grant Muter Franchisee the right to open and operate Master Franchisee-owne4 Stores, which are included in the Production Schedule. If any store is opened by a Sub franchisee, or if any Store opened by Master Franchisee is sold to a Subfranchisee, Master Franchisee shall pay via international wire transfer to Franchisor the higher of (i) one-third of the franchise fee (stated in Canadian currency) for that Store or (ii) the sum of CDN$5,000.00, due and payable to Franchisor upon Opening. Provided that Franchiser acknowledges and agrees that notwithstanding any provision to the Contrary in this Agreement, In the event Master Franchisee enters into an agreement or agreements wit Famous Players Inc., or any successor thereto, as Subfranchisee for one or multiple locations, no franchise fee stall be payable to Franchiser for or in respect of such agreement or agreements. However, if at any time throughout the Term of this Agreement, Master Franchisee receives a franchise fee from Famous Players, Inc., or any successor thereto, as subfranchisee. as a result of an execution of such an agreement or agreements, Muter Franchisee shall pay via international wire transfer to Franchisor, one-third of the franchise fee received by the Master Franchisee, Master Franchisee shall not provide financial assistance to any Subfranchisee for the franchise fee throughout the Term of this Agreement.

     (d) The United States Dollar equivalent of the royalties payable hereunder shall be determined with reference to the exchange rate prevailing when due. Any amount properly owing from Master Franchisee to Franchisor under this Article VII, If not paid when due, shall bear interest until paid at the rate of 15% per annum. beginning the day after the date such amount was due.

     7.02. ROYALTY.

     (a) On a monthly bask, Master Franchisee agrees to pay to Franchisor a continuing royalty (the "Continuing Royalty") equal to (1)6% of all Gross Revenues derived from the Franchised Business as Stores owned and operated by Master Franchisee and (ii) the greeter of (A) 2% of all Cross Revenues derived turn the Stores owned and operated by Subfranchisees or (B) one third of the royalty fee paid by Subfranchisee to Master Franchisee for the Gross Revenues derived torn the Sub-franchised Storm. Wit respect to all Stores owned and operated by Famous Players, Inc., or any successor thereto, as subfranchisee, Master Franchisee agrees to pay to Franchiser the Continuing Royalty equal to 2% of all Gross Revenues derived from said Stores.

     (b) All payments of Continuing Royalty wider this Agreement shall be payable via international wire transfer, in Canadian currency not later than the 20th of the month following the month in which applicable revenues were earned and shall be less any amounts which Master Franchisee is required to withhold in accordance wit section 7.08 hereof Since it is anticipated that not all of the Subfranchisees shall have reported to the Master Franchisee in time for the preparation of an accurate accounting to the Franchiser, the Master Franchisee shall, in good faith, estimate the amount of the Continuing Royalty, showing in its report which Subfranchisee payments are actual and which are estimated. In the following month, the amounts that have been estimated will be readjusted by the Master Franchisee so that the Franchiser is properly paid for its Continuing Royalty no later than the 20th day of the month next following the estimated month. All costs of such international wire transfer shall be the sole responsibility of Franchiser. Any amount properly owing from Master Franchisee to Franchisor for royalties, if not paid when due, shall bear interest until paid at the rate of 15% per annum beginning the day after the date such amount was due.

     7.03. DEFINITIONS OF "GROSS REVENUES". AS used herein, the term "Owes Revenues" means the aggregate gross revenue earned and received by Master Franchisee from the operation of the Stores of Master Franchisee and Subfranchisees, whether payment is, or is expected to be, for cash, credit or any other form or source arising out of the operation of said businesses, including without limitation revenues from the retail sale of products or merchandise within the Master Franchisee-owned Stores or Subfranchisee-owned

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
Stores, including, but nor limited to Approved Products in raw or combined form sold through the Stores to consumers, less all sales taxes, use taxes, gross receipts taxes and other similar taxes added to the sale price and collected from the customer and less any bona fide refunds, rebates, and discounts granted in the ordinary course of business. Gross Revenues shall exclude the wholesale sale of the Approved Products to the Master Franchisee owned and subfranchise owned Stores.

     7.04. INTENTIONALLY DELETED.

     7.05. MONTHLY REPORTS. Master Franchisee shall submit to Franchiser, with and at the time each monthly payment of royalty is required pursuant to section
7.02 hereof, a true, correct form provided by Franchisor setting forth the amount in Canadian currency of all Gross Revenues, broken down as to Master Franchisee and each Subfranchisee (must include the Gross Revenues of each Subfranchisee), and each separate Franchised Business operated by Muter Franchisee and such Subfranchisee. Details of estimated Gross Revenues shall be clearly contained on such form. Each such report shall be signed and verified as complete, true and correct by an executive managing officer of Master Franchisee.

     7.06. ANNUAL REPORT. Within 120 days after the close of each fiscal year of Master Franchisee during the Term of this Agreement, Master Franchisee shall tarnish a copy of its financial statements, prepared by Master Franchisee's independent accountant and showing in Canadian currency the total Gross Revenues and net revenue for said preceding fiscal year, as finally adjusted and reconciled after the closing and review of Master Franchisees books and records for such fiscal year. If such statement discloses any underpayment of Continuing Royalties for such fiscal year, Master Franchisee shall pay to Franchisor, at the time of submitting such statement, the amount of any such underpayment Any overpayment shall be paid to Master Franchisee by Franchiser within 60 days of receipt of financial statements front Master Franchisee.

     7.07. MAINTENANCE AND AUDIT OF RECORDS. Master Franchisee shall maintain books and records in such manner as to clearly and accurately reflect Gross Revenues on an accrual basis. All such books arid records shall be preserved for a period of not less than five years after the close of the fiscal year to which they relate and shall be open at all reasonable times to inspection and verification by Franchisor or any of its representatives. Franchiser shall have the right at any time (acting reasonably) to have Master Franchisee's books and records examined or audited at Franchiser's expense, and Master Franchisee shall cooperate tally wit the party or parties making such examination or audit on behalf of Franchisor. Master Franchisee shall promptly pay to Franchisor, or Franchisor shall credit Master Franchisee's account, as the case may be, any underpayment or overpayment of royalties disclosed by such examination or audit If any examination or audit is necessitated by Master Franchisee's failure to submit required financial statements or to maintain books and records as required by this Article VII or in the event the Gross Revenues reported by Master Franchisee for any year or years are more than 5% below the actual Gross Revenues of Master Franchisee for such period as determined by any such examination or audit, then Master Franchisee shall immediately pay to Franchiser the reasonable casts of such examination or audit (including reasonable compensation for any time necessarily expended by Franchisor's own employees and reimbursement for expenses necessarily incurred by them), as well as arty additional amount of royalties shown to be due, plus interest thereon at the rain of 15 percent per annum. Such payments shall be without prejudice to any right of Franchisor to terminate this Agreement on account of such defaults by Master Franchisee, in accordance wit the terms of section 9.02 hereof.

     7.08. PAYMENTS. Master Franchisee shall make all payments under this Agreement in immediately available Canadian currency (except where payment is specifically stated in United States Dollars ("US$"), in which event payment shall be made in United States currency) at Franchisor's office listed above or at such other place and in such other manner as Franchisor may direct; free of all taxes and charges of any nature other than (i) income taxes levied by the United States government or any state, municipality or other subdivision thereof on such payments and (ii) income taxes, or taxes in the nature of income taxes, or otherwise including withholding taxes, levied on by the Canadian or provincial government or other governmental authority in the Protected Area or any political subdivision thereof by reason of such payments. If income taxes, or taxes in the nature of income taxes, levied on by such governmental authority on any such payment are required to be withheld from such payment or otherwise collected by Master Franchisee and remitted to a taxing authority, Master Franchisee shall withhold and pay to the competent authority any such taxes or withholdings. Master Franchisees shall be responsible for all taxes and said taxes shall not be deducted from any payments made to Franchisor unless the United States ERR collects delinquent taxes from Master Franchisee. Upon becoming aware that any such governmental authority proposes to levy or to take any action which would result IN increasing income taxes, or taxes in the nature of income taxes, on any such payment, or that such a levy has been made or any such action has been taken, Master Franchisee shall promptly provide Franchisor with a written statement of the facts known to Master Franchisee.

     7.09. INTENTIONALLY DELETED.

     7.10. INTENTIONALLY DELETED.

                      ARTICLE VIII. TRANSFER OR ASSIGNMENT

     8.01. ASSIGNABILITY BY FRANCHISER. This Agreement and all rights hereunder may be assigned by Franchisor, and if so assigned, shall be binding upon and inure to the benefit of Franchisor's assigns; provided that, in respect of any assignment resulting in the subsequent performance by the assignee of the obligations of Franchisor.

     (a) The assignee shall be financially responsible and economically and technically capable of performing the obligations of Franchisor hereunder; and

     (b) The assignee shall expressly assume and agree to perform such obligations in writing, and delivered to Master Franchisee.

     8.02. GENERAL PROHIBITION ON ASSIGNABILITY BY MASTER FRANCHISEE. Except as set forth in this Article VIII, and subject to all the terms and provisions in sections 8.02 through 8.05 thereof and of section 8.06, Master Franchisee shall not assign this Agreement or any rights or interest herein. For all purposes of this Agreement each of the following shall be deemed to be an assignment of this Agreement.

     (a) Any sale, assignment or transfer by Master Franchisee of or with respect to Master Franchisee's interest in this Agreement or any rights or interest herein, except with regard to an authorized Subfranchisee;

     (b) Any pledge, encumbrance, or grant of any security interest in this Agreement by Master Franchisee, except in favour of the Master Franchisee's banker for operating and tern loans exclusively for the purposes of the Franchised Business;

     (c) Sale at judicial sale or under power of sale, conveyance or retention of collateral in satisfaction of debt, or other procedure to enforce the terms of any pledge, encumbrance, or security interest in this Agreement which results in disposition of Master Franchisee's interest herein;

     (d) The passing by operation of law to any other party or parties of Master Franchisee's interest in this Agreement or any part hereof; and

     (e) Any act, transaction or event of a nature described in any of subsections 8.02(a) through 8.02(d) above, which instead of operating upon this Agreement as such, operates upon or affects any interest in such corporation,

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
partnership, or association and results in any change in control of such corporation, partnership, or association, whether by means of one or a sequence of more than one transaction or event.

     Any assignment of this Agreement other than in accordance with and subject to all the terms and provisions of sections 8.03 through 8.06 below shall (I) constitute a breach of this Agreement, (ii) be subject to the provisions of section 9.02 below, and (iii) confer no rights or interest whatsoever under this Agreement upon any other party.

     8.03. FRANCHISER'S CONSENT TO ASSIGNMENT If Master Franchisee desires or proposes to sell, assign, or transfer this Agreement to any pry, or in the event Master Franchisee sad/or the holder or holders of any interest in Master Franchisee desire or propose to take any action which would constitute or create an assignment of this Agreement within the meaning of section 8.02 hereof, Master Franchisee or the holders of such interest, as the case may he, shall first notify Franchiser in wilting of such proposed sale, assignment, transfer, or other action, setting forth in detail the nature of the item or interest to be sold, assigned, transferred, or otherwise acted upon, the name and address of the proposed purchaser, assignee, or transferee, or party acquiring any interest, and the consideration, if any, therefor. Franchisor shall not unreasonably withhold consent to any such assignment, provided that each of the following conditions is fulfilled:

     (a) It shall be demonstrated to tire Franchiser, in its sole discretion but acting reasonably, that the proposed purchaser, assignee, transferee, or person (if an individual) otherwise to acquire an interest is of good moral character. and possesses the business experience and capability, credit standing, health, and financial resources necessary to successfully operate Master Franchisee's business in accordance with the terms of this Agreement. If the proposed purchaser, assignee; or transferee is a corporation, partnership, or other business association, the provisions of the preceding sentence shall apply to the individuals who own or are to own such corporation, partnership, or association. Master Franchise shall cooperate with Franchisor in making available such information as Franchisor may require to make the above-described determinations.

     (b) The person or entity who is to be substituted in this section 8.03 shall have been approved by Franchiser, and will be required to successfully complete the training course then in effect for franchisees of Franchisor;

     (c) There shall be no existing material default in any of the obligations of Master Franchisee under this Agreement, and all anion owed to Franchiser shall be paid in fill at or prior to the consummation of such transaction;

     (d) Such party shall have submitted to Franchisor satisfactory evidence that it will acquire and will become entitled to all rights in Master Franchisee belonging to the party or parties whose interests have been acquired, as the case may be. If the interest of Master Franchisee hereunder is to be acquired, the party acquiring such interest shall have executed and delivered to
Franchiser a written instrument, in a form reasonably satisfactory to Franchisor, by which it expressly assumes all obligation of Master Franchisee hereunder, whether then scorned or thereafter arising and agrees to be bound by all the terms and provisions of this Agreement to the same extent and in the same manner as Master Franchisee.

     (e) Master Franchisee and each of its stockholders, directors, and officers shall have executed and delivered to Franchisor a release of any and all claims and causes of action against Franchisor, its affiliated corporations, and their respective officers, agents and employees.

     (f) Master Franchisee shall pay to Franchisor a non-refundable Assignment by Master Franchisee Fee of (A) US$30,000.00 If the assignment or sale is consummated prior to the expiration of six months from the Effective Date or (B) US$25,000.00 if the assignment or sale is consummated from the seventh month through the eighteenth month from the Effective Date or (C) US$20,000.00 Is the assignment or sale is consummated from the nineteenth month through the thirtieth month from the Effective Date or (D) US$10,000.00 is the assignment or sale is consummated after 31 months from the Effective Date.

     (g) Notwithstanding subclauses 8.03(a) to (t), inclusive, if the Master Franchisee assigns this Agreement to a parent, subsidiary or affiliate, then the provisions of subclauses 8.03(a) to (f), inclusive shall not apply to such assignment, provided that the assignor remains bound by its covenants contained in this Agreement and the assignee executes a direct covenant with the Franchiser agreeing to be bound hereby.

     8.04. FRANCHISOR'S CONSENT TO ENCUMBRANCES. IF the holder of any interest in Master Franchisee desires or proposes to pledge, encumber, or grant any security interest therein under circumstances which would constitute or create an assignment of this Agreement within the meaning of section 8.02 hereof, the holder of such interest as the se may be. shall first notify Franchiser in writing of such proposed transaction. Franchiser shall not unreasonably withhold its consent to such transaction, subject, however, to the following conditions:

     a) Any consent so granted shall not be deemed a consent to such pledges, encumbrancer, or secured party exercising any rights or prerogatives of Master Franchisee under this Agreement, nor to its exercise of any rights or prerogatives of a holder of an ownership interest in Master Franchisee;

     b) Any consent so panted shall not be deemed a consent to any subsequent disposition described in section 8.02(c) hereof or so much of section 8.02(e) hereof as refers to section 8.02(c). Any subsequent disposition shall be deemed an assignment of this Agreement within the meaning of section 8.02 above and shall be subject to the provisions of section 8.03 hereof;

     c) The pledgee, encumbrancer, or secured party shall have executed and delivered to Franchiser an instrument in writing agreeing to be bound by the provisions of this Article VIII and

     d)   The provisions of section 8.03 shall not apply to such transaction.

     8.05. TIME LIMITATION.  In the case of any transaction described in section
8.03 above, Franchisor shall not be required to give its consent to such transaction unless each condition precedent to such consent requiring action by Master Franchisee or any third party has been fulfilled within 90 days from the date of the event giving rise to the requirements of such consent, provided however. If in any case the person who is to be substituted in section 8.03 of this Agreement has been unable, within said 90 day period, to complete the required training course solely by reason of such course not having been offered by Franchisor at an earlier date, and if all other conditions to Franchiser's consent have been fulfilled with said 90 day period, then Franchiser shall consent to such transaction conditioned upon successful completion of such training course by such person at the earliest practicable date.

     8.06. EXCLUSION. Nothing contained in this Article VIII shall be deemed to refer to any event referred to In section 9.05(b) or 9,05(c) below as causing automatic termination of this Agreement.

     8.07 PERMITTED ASSIGNMENTS. Notwithstanding any provision to the contrary in this Agreement, Franchisor acknowledges and agrees that the following transfers and/or assignments shall be permitted transfers and/or assignments hereunder which do not require Franchisor's consent:

     (a) Master Franchisee shall be permitted to issue additional shares from treasury, provided that, following the issue of such additional shares, voting shares of Master Franchisee sufficient to control Master Franchisee shall continue to be held, directly or indirectly, by or for the benefit of George Panos;

     (b) Master Franchisee may engage in the sale of its assets (including its interest in this Agreement) to a BONA FIDE purchaser or purchasers for the purpose of forming and constituting a partnership, provided that the partnership interest of George Panes, in the said partnership shall be greater than 50%;

     (c). George Panos way sell his shares in Master Franchisee to a BONA FIDE purchaser or purchasers St any time and from time to time, provided that, following the said sale of his shares in Master Franchisee, voting shares of Master Franchisee sufficient to control Master Franchisee shall continue to be held by or for the benefit of George Panes;

     (d) George Panes may transfer all but not less than all of his shares in Master Franchisee to a corporation controlled by George Panes at any time on notice to Franchisor.

     "Control" for the purposes of this section 8.07 shall have the same meaning ascribed thereto in the Business Corporations Act (Ontario).

                       ARTICLE IX. DEFAULT AND TERMINATION

     9.01. TERMINATION BY MASTER FRANCHISEE. Master Franchisee may not terminate this Agreement except for cause. For purposes of this section 9.01, "cause" is defined as a material breach of this Agreement by Franchisor, which Franchisor is unable or refuses to cure.

     Contemporaneously with the execution of this Agreement, Franchisor agrees to execute and deliver, and to cause its affiliate, Kona Coast Provision, to execute and deliver, the escrow agreement annexed hereto as Exhibit E.
Franchisor shall actively and diligently pursue the timely securing of the rights and registration to the trademark and Proprietary Marks -- described above within the Protected Area.

     9.02. TERMINATION BY FRANCHISER.

     (a) If (i) the Stores have not Opened in accordance with the Production Schedule or (ii) Master Franchisee has not opened at least the number of Master Franchisee-owned Stores and Subfranchisee-owned Stores within the time specified In the Production Schedule, and If such default is not cured within 120 days after Franchiser bas given 30 days written notice of such default to Master Franchisee, then Franchisor may terminate all rights of Master Franchisee to continue to subfranchise Stores and to Open Master Franchisee-owned Stores pursuant to this Agreement, but the other terms and provisions of this Agreement shall remain in Sill tree and effect.

     (b) If Master Franchisee falls to make any payment of money owed to Franchiser when due, or fails to submit to Franchiser when due, any report required by this Agreement and such default is not cured within 20 days after Franchiser gives 10 days written notice of such default to Master Franchisee, then Franchisor may terminate this Agreement at any time thereafter by giving written notice of such termination to Master Franchisee. Notwithstanding the foregoing, if the Master Franchisee disputes that such payment is due, it may rots to pay the disputed amount (and only the disputed amount) to the Franchiser and shall instead pay the Sill disputed amount (if greater than C$25,000) into court or into the hands of the law firm Smith Lyons, who shall hold same until such dispute is settled.

     (c) If Master Franchisee fails to perform any material obligation imposed upon Master Franchisee by this Agreement, other than those referred to In section 9.02(a) or 9.02(b), and if such default is not cured within 120 days alter Franchiser has given 30 days' written notice of such default to Master Franchisee, then Franchiser may terminate this Agreement at any time thereafter by giving written notice of such termination to Master Franchisee, provided however, that if the default is of such nature that it is not capable of being cured with reasonable diligence by Master Franchisee within said 120 day period, then this Agreement shall not be terminated by Franchisor if Master Franchisee has commenced, immediately upon receipt of such notice, to exercise reasonable diligence to cure such default, continues to be diligently engaged in curing same upon the expiration of said 120 day period, and the curing thereof is completed as soon thereafter as is reasonably practicable.

     (d) Except for termination under Section 9.02(b), Master Franchisee shall continue to be Master Franchisee with respect to the Master franchisee-owned Stores and Subfranchisee-owned Stores Opened up TO the dare of termination of exclusivity or which proceed to Open following the date of termination of exclusivity pursuant to a valid Subfranchise Agreement entered into between Master Franchisee and a Subfranchisee on or before the date of termination of exclusivity; and Master Franchisee shall continue to be Master Franchisee of the aforesaid Stores until the expiration of the term of the lease for each subject Store, including any renewals thereof. Upon the termination of the right of the Master Franchisee to Open new Stores under section 9.02(a), Master Franchisee shall lose the right to sell additional subfranchises and the right to Open any new franchises or subfranchises as Master Franchisee. All terminations in accordance with section 9.02(b) shall be subject to the conditions of 9.06.

     (e) Notwithstanding any provision to the contrary in this Agreement, Franchiser acknowledges and agrees that if the events contemplated in this section 9.02 occurs, any exclusivity of territory enjoyed by or granted to any Store to the effect that the subject Master Franchisee-Owned Store or Subfranchisee-Owned Store shall have the exclusive right to operate the Store within a one (1) kilometer radius of the Store (the "One Kilometer Territory"), shall continue in full force and effect and shall be respected by Franchiser. For greater certainty, sections 2.02 and 2.03 of this Agreement shall be deemed to apply to the above circumstances, mutatis mutandis, save and except that in applying sections 2.02 and 2.03 to the above circumstances, the term "One Kilometer Territory" shall be read in the place and stead of the term "Protected Met appearing in sections 2.02 and 2.03 hereof Provided that Master Franchisee acknowledges arid agrees that the continued exclusivity in respect of the One Kilometer Territory referred to in tins section 9.02(e) shall not apply to any health clubs or movie theatres located within the One Kilometer Territory.

     9.03. NOTICE OF DEFAULT OR TERMINATION. No notice of default or notice of termination purporting to be given pursuant to this Article IX shall be of any force or effect unless signed by a corporate executive officer of Franchiser. Regional directors, district managers, and other agents, if any of Franchiser having authority with respect to a specific geographic area shall in no event be deemed corporate executive officers for purposes of this section 9.03.

     9.04. NONEXCLUSIVE REMEDY. The right of Franchiser to terminate this Agreement pursuant to Article DC. whether or not exercised, shall not be exclusive of any other remedies given to Franchisor by this Agreement or by law on account AT' any default of Muter Franchisee hereunder.

     9.05. AUTOMATIC TERMINATION. This Agreement shall terminate immediately upon the occurrence of any of the following events without the necessity of notice of any kind by Franchisor or Master Franchisee:

     (a) The adjudication of Master Franchisee a bankrupt, or the Sling of any petition by or against Master Franchise; under the bankruptcy laws of any applicable jurisdiction within the Protected Area, unless such petition filed against Master Franchisee IS dismissed within 90 days, or the making by Master Franchisee of a general assignment for the benefit of creditors.

     (b) The appoiacur of any receives trustee, sequester, or similar officer to take charge of Master Franchisee's business, or any attachment, execution, levy, seizure, or appinpriation by legal process of Master FranchIsee's interest in this Agreement, unless the appointment of such officer is vacated or discharged or the effect of such legal process Is otherwise released within 90 days; and

     (c) The occurrence of any act of a type described in section 9.05(b) above, which relates to, involves, or affects the interest of any person owning a controlling interest in Master Franchisee.

     9.06 Obligations Following Termination.

     Upon termination of this Agreement, whether by lapse of time, by termination pursuant to any provision of this Article IX, by mutual consent of the parties, or in other manner whatsoever, Master Franchisee shall cease to be an authorized Master Franchisee and shall immediately lose the exclusivity granted to Master Franchisee in this Agreement.

     9.07. GENERAL PROVISIONS REGARDING TERMINATION.

     (a) Termination of this Agreement under any circumstances shall not abrogate, impair, release. or extinguish any debt, obligation, or liability of either party to the other which may have accrued hereunder, including without limitation, any such debt, obligation, or liability which was the cause of termination or arose out of such cause.

     (b) If termination occurs under this Agreement, the Confidentiality Agreement the Escrow Agreement or the Products Agreement for any reason whatsoever, Master Franchisee acknowledges that all of the aforementioned agreements shall simultaneously and immediately terminate.

     (c) All covenants and agreements of either party hereto which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination of this Agreement shall survive such termination.

     (d) If this Agreement is signed by Master Franchisee and such assignment is consented to by Franchiser, all conditions and provisions of this Agreement shall be deemed to be IN FULL force and effect for the assignor or assigners as of the date of such consent. Such assignor or assigners shall thereupon be bound by all other provisions.

     9.08. TERMINATION OF EXCLUSIVITY.

     (a) The failure of Master Franchisee to follow all of the terms and conditions of the Production Schedule will result In the immediate termination of exclusive rights of Master Franchisee to the Protected Area (the "Exclusivity Termination") and certain other rights and obligations as specified in this section 9.08, but shall not affect Master Franchisee's duties and obligations under this Agreement.

     (b) Exclusivity Termination shall concurrently result hi the termination of all rights of Master Franchisee to open any other Store under the production Schedule or otherwise, without Franchisors specific written consent. However, Master Franchisee shall retain the rights, duties and obligations respecting any Store previously opened by Master Franchisee or a Subfranchisee for the remaining term of the Subfranchise.

     (c) If Exclusivity Termination occurs, Franchisor may offer rights master franchisee to any third party.

     (d) For greater certainty, the provisions of this section 9.08 shall be read in conjunction with, and to the extent of any inconsistency shall be modified by, the provisions of section 9.02 of this Agreement.

                       ARTICLE X. MISCELLANEOUS PROVISIONS

     10.01. INJUNCTIVE OR EXTRAORDINARY REMEDIES. Franchiser may bring an action in any court of competent jurisdiction for injunctive or other extraordinary relief as Franchiser deems necessary or appropriate to compel Master Franchisee to comply with its obligations hereunder respecting Franchisor's rights to examine or audit books and records under section 6.12 hereof, or respecting violations of Master Franchisee's obligations under Article UT hereof, or to otherwise compel Master Franchisee to take steps reasonably necessary to preserve Franchisor's reputation, goodwill and proprietary rights. Master Franchisee acknowledges that Franchisor shall have the immediate right to seek a preliminary order or injunction enforcing the foregoing obligations during the tendency of any other legal proceedings then in process. This covenant shall be independent, severable and enforceable notwithstanding any other rights or remedies which Franchisor may have.

     10.02. INDEPENDENT CONTRACTORS. This Agreement does not constitute Master Franchisee as an agent legal representative, joint venturer, partner, employee or servant of Franchisor for any purpose whatsoever. It is understood between the parties hereto that Master Franchisee is an independent contractor and, excepting the specific right to subfranchise in accordance with the terms of this Agreement, is in no way authorized to make any contract, agreement, warranty or representation on behalf of Franchisor. or to create any obligation, express or implied, on behalf of Franchisor. Under no circumstances shall Franchisor be liable for any act, omission, debt or any other obligation of Master Franchisee. Master Franchisee shall indemnify and hold Franchisor harmless against any such claim and the cost of defending against such claims arising directly or indirectly from or as a result of, or in connection with. Master Franchisee's operation of its business.

     10.03. WARRANTY. Excepts expressly provided herein, Franchiser makes no warranty of any kind express or implied concerning any matter covered by this Agreement Without limiting the generality of the foregoing Franchiser makes no warranty or representation as to the results obtained or obtainable by Master Franchisee hereunder. Franchiser makes no warranty or representation that the use by Master Franchisee of the know-how and technical information or processes covered by this Agreement, or the sale or use of any products, will not infringe patents owned by others. Nothing In this Agreement shall obligate Franchisor in respect of any claim by Master Franchisee or any third party (including, without limitation, any claim alleging damages or injury to any person or damage or spoilage of any property or any claim for lost profit or for consequential damages) arising out of the use of any know-how, technical information or processes or the sale or use of any products to which this Agreement relates or require Franchisor to defend or indemnify Master Franchisee against or to hold Master Franchisee harmless from any such claims unless the said claims are attributable at law to any negligent acts or omissions on the part of Franchisor.

     10.04. REFERENCES TO MASTER FRANCHISEE. Upon any effective assignment of Master Franchisee's interest in this Agreement, any and all references herein to "Master Franchisee" shall, unless the context otherwise requires, mean and refer to such assignee.

     10.03. SECTION HEADINGS Section headings are inserted for convenience only and shall not be construed part of this Agreement nor shall they limit or define the meaning of any provision herein.

     10.06. COST OF ENFORCEMENT OR DEFENSE. In the event that any dispute arises between the parties hereto relating to the interpretation, enticement or performance of this Agreement, then the prevailing party in an arbitration or litigation shall be entitled to recover from the losing party the amount of all reasonable attorney's fees of such counsel and all other expenses incurred by the prevailing party in connection therewith, whether incurred prior to or in preparation for or contemplation of the filing of such action or thereafter.

     10.07. REMEDIES CUMULATIVE. All rights and remedies conferred upon Franchiser by this Agreement and by law shall be cumulative of each other, and neither the exercise nor the failures to exercise any such right or remedy shall preclude the exercise of any other such right or remedy.

     10.08. NON-WAIVER. No failure by either party to take action on account of any default by the other party, whether In a single instance or repeatedly, shall constitute a waiver of any such default or of the performance required by the party. No express waiver by either party of any provision or performance hereunder or of any default by the other party shall be construed as a waiver of any other or future provision, performance, or default.

     10.09. INVALIDITY AND SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, for any reason, the remaining portions of this Agreement shall be unimpaired and any invalid, illegal or unenforceable provisions shall be replaced by a mutual acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     10.10. Notices. Any notice or demand given or made pursuant to the terms of this Agreement shall be delivered in the following manner:

     (a) If given to Franchisor, it shall be sent by telegram, telefacsimile or telex (unless Franchisor waives such requirement) and also by reliable international air courier, next available delivery basis, addressed to the following address, or to such other address or addresses as Franchiser may from time to time designate in writing:

          Surf City Squeeze Franchise Corp.
          7730 S. Greenway Rd., Ste. 203
          Scottsdale, AZ 85240
          U.S.A.

          Telefacsimile: 602-443-1972
          with a copy to:

          Titus, Brueckner & Berry PC
          7373 N. Scottsdale Road
          Suite B-252
          Scottsdale, AZ 85253
          U.S.A.

     (b) If given to Master Franchisee, it shall be sent by telegram, telefacsimile or telex (unless Master Franchisee waives such requirement) and also by reliable international air courier, next available delivery basis, addressed to the following address, or to such other address or addresses as Master Franchisee may from time to time designate in writing:

          1238176 Ontario, Inc.
          100 Redpath Ave., Ste. 9
          Toronto, Ontario M4S 2J7
          CANADA.

          Telefacsimile:

          with a copy to:

          Smith Lyons
          40 King St. W. Suite 5800
          Toronto, Ontario M5H 3Z7
          CANADA:
          Attn: Donald B. Johnston

     (c) Any such notice or demand shall be deemed to have been given or made and shall be deemed effective when the same has been received (as evidenced by customary and usual proof of receipt as is available at such time), provided that any notice pursuant to section 9.03 above shall be deemed to have been made or given and shall be deemed effective five business days after being mailed in accordance with this section 10.10, provided that the same is received by Franchisor within five business days after expiration of the period for waking or giving such demand or notice.

     10.11. ENTIRE AGREEMENT This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof. There are no representations, undertakings, terms or conditions between parties not specifically stated herein. This Agreement supersedes and extinguishes any prior written agreement between the parties.

     10.12.  BINDING  EFFECT  Subject to all the  provisions of Article VIII and section 9.07 (c) above, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto (including the parties whose signatures follow those of Franchiser and Master Franchisee) and their respective heirs, executors, administrators. personal representatives, successors, and assigns.

     10.13. CONTROLLING LAW. This Agreement shall be deemed to be an agreement made and shall be performed. construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the Province of Ontario. Any action or proceeding contemplated by any of the parties hereto for the purpose of enforcing this Agreement or any past thereof shall be commenced and continued only in the Province of Ontario before the appropriate tribunal having jurisdiction thereof and each of die parties hereto hereby irrevocably attorns to such jurisdiction and agrees that service of process with respect to any such proceedings shall be validly and effectively served upon the relevant parties hereto.

     10.14. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, and such counterparts shall be deemed a duplicate original hereof.

     10.15. GOVERNMENT APPROVALS. The enforceability of this Agreement is subject to such approvals. registrations, and other condition of governmental authorities in the Protected AREA, as applicable law may require or impose. The parties shall cooperate with each other and exercise their best efforts to secure any such required approvals, file any such registrations, or satisfy any such conditions expeditiously.

     10.16. LANGUAGE.

     (a) This Agreement may be executed in duplicate originals in the English language and each original shall fully bind each party who has executed it. Such counterparts may be signed and transmitted by telecopier or other method of facsimile transmission, and, when signed before transmission, shall be deemed to include the original signature.

     (b) Franchisor shall have the option to deliver the Operations Manual, say bulletins, modifications, or supplements thereto, and any notices, correspondence, or other communications to Master Franchisee in English. If any translation is necessary. Master Franchisee shall bear the burden and expense of translating any such document into any language relevant to the Protected Area.

     (c) All sales reports, financial statements, budgets, notices, correspondence and other communications from Master Franchisee to Franchisor shall be in English. All proposed and executed Subfranchise Agreements, notices to Subfranchisees, proposed advertising and correspondence and other communications from Master Franchisee to Subfranchisees shall be in English and. if applicable, French.

     10.11. FORCE MAJEURE. Should Master Franchisee be unable to meet the Production Schedule solely as a result of Force Majeure, including, but not limited to, war, dot, strikes, material shortages, fires, floods, earthquakes, and other acts of God. Her Majesties enemies, or by governmental action or tree of law, which results in the inability of Master Franchisee or the Sub franchisees to construct or operate locations in the Protected Area and which neither Master Franchisee nor Subfranchisees could by the exercise of due diligence have avoided, the Production Schedule shall be extended by the amount of time during which such Force Majeure shall exist.

     IN WITNESS WHEREOF the parties have executed this Master Franchise Agreement as of the Effective Date.

FRANCHISOR:                             MASTER FRANCHISEE:
SURF CITY SQUEEZE FRANCHISE CORP.       1238176 ONTARIO, INC.


By /s/ Kevin A. Blackwell               By /s/ George Panos
   --------------------------------        --------------------------------
   Kevin A. Blackwell, President           George Panos, President

                                    EXHIBIT A

                               PRODUCTION SCHEDULE

1.)  EFFECTIVE DATE - THIRTIETH (30TH) MONTH AFTER EFFECTIVE DATE

     Master Franchisee  agrees to open five franchises,  to be paid according to
Section 7.0 1(c) of the Master Franchise Agreement.

2.) DAY AFTER THIRTIETH (30TH) MONTH AFTER EFFECTIVE DATE - NINETIETH (90TH) MONTH AFTER THE EFFECTIVE DATE

     Master Franchisee agrees to open an additional fifteen (15) locations. The Franchise Fee is to be determined by Master Franchisee prior to the eighth anniversary of the Effective Date, with a deemed minimum franchise fee (for the purposes of Section 7.01(c) of the Master Franchise Agreement) of Fifteen Thousand Dollars ($15,000.00) per location.

3.) DAY AFTER NINETIETH (90TH) MONTH AFTER EFFECTIVE DATE - ONE HUNDRED FIFTIETH (150') MONTH AFTER THE EFFECTIVE DATE

     Master Franchisee agrees to open an additional twenty five (25) locations. The Franchise Fee is to be determined by Master Franchisee prior to the eighth anniversary of the Effective Date, with a deemed minimum franchise fee (for the purposes of Section 7.01(c) of the Master Franchise Agreement) of Fifteen Thousand Dollars ($15,000.00) per location.

                                   EXHIBIT "B"

                       SURF CITY SQUEEZE APPROVED PRODUCTS

1.)  SURF CITY SQUEEZE(TM) SMOOTHIE MIX

2.)  FUNCTIONAL POWDERS

          Aerobic Squeeze(TM)
          Loose Lips Squeeze(TM)
          Muscle Squeeze(TM)
          Power Energy Squeeze(TM)
          Recovery Squeeze(TM)
          Rejuvenator Squeeze(TM)
          Solstice Squeeze(TM)
          Stripper Squeeze(TM)
          Thinker Squeeze(TM)

3.)  EXTRA POWDERS

          Bee Pollen
          Brewers Yeast
          Garbo Powder
          Creatine
          Korean Ginseng
          Lecithin
          Multi Vitamin
          Protein
          Spirulina
          Wheat Germ
          Wheat Grass

* Franchisor's approval of the aforementioned list of products is subject to and contingent upon the extent that said product ingredient are legal within the Protected Area. Muter Franchisee and Franchisor shall share the financial and material responsibility for gaining approval from Governmental Agencies for the products listed above within the Protected Area.

                                   EXHIBIT "C"

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

THIS AGREEMENT is made this 7th day of July, 1998 by and between Surf City Squeeze Franchise Corp., hereafter referred to as "Franchisor", an Arizona corporation, and 1238176 Ontario Inc. (hereafter referred to as "Franchisee").

                                   WITNESSETH:

     WHEREAS, Franchisee has contracted with Franchisor according to the terms of the master franchise agreement (the "Master Franchise Agreement") dated the date hereof; and

     WHEREAS, Franchisee is utilizing Proprietary Marks of Franchisor in a capacity through which Franchisee will have access to confidential, proprietary information of Franchisor or of others to which Franchisor has obligations to maintain information confidential; and

     WHEREAS, Franchisee acknowledges that in the performance of his present and
future  duties,  he  will  or  may  have  access  to  confidential   proprietary
information developed by Franchisor; and

     WHEREAS, Franchisee acknowledges that Franchisor may be substantially and irreparably harmed by Franchisee's unauthorized use or disclosure of any confidential or secret information; and

     WHEREAS, Franchisee acknowledges that Franchisor must ensure that the confidential and secret information made available to Franchisee be treated as confidential and secret, both during and after the period of the Agreement;

     NOW, THEREFORE, in consideration of the franchise fees, and other forms of fees or premiums now and hereafter paid to Franchisor by Franchisee, the mutual agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Franchisor and Franchisee agree as follows:

1.   CONFIDENTIAL INFORMATION

     a) Franchisee agrees during the term of the Agreement and thereafter not to reveal to any persons, unless authorized in writing by Franchisor, any confidential or secret information of Franchisor or of others as to which Franchisee knows or should know that Franchisor has confidential information obligations.

     b) Franchisee and Franchisor agree that confidential or trade secret information includes, but is not limited to, information in any form whatsoever pertaining to: marketing data, including analyses and projections, strategies, business plans, product plans and competitive activity data; all financial and profit information not required by law to be published, purchasing or costs data; sales data including customer lists, booking reports, current sales information, pricing, billing and other information; information considered as proprietary by Franchisor or any other information pertaining to the Franchisor or made available to Franchisee by the Franchisor and identified or treated as confidential or secret.

     c)   Franchisee  agrees  that he will at all times  regard and  preserve as confidential all proprietary, confidential or secret information pertaining to Franchisor or made available to Franchisee by

          Franchisor, and that Franchisee will not use for his own benefit or purposes, nor disclose to others, either during the term of the Agreement or thereafter, any such information unless authorized to do so in writing by Franchisor.

     d) Franchisor and Franchisee agree that confidential and secret information shall not include information which Franchisor has voluntarily disclosed to the public or which otherwise enters the public domain trough lawful means other than through Franchisee or sources under his control.

     Franchisee  shall be  subject  to the terms and  conditions  of the  Master
     Franchise Agreement Limited disclosure of confidential information to subfranchisees of the Franchisee, to the extent required to cry on the Franchised Business, will not be deemed to be a breach of this Agreement provided that the subfranchisees execute such similar non-disclosure provisions as may be required to bind them to the same standard as that contained in this Agreement.

2.   NON-COMPETITION

     Master Franchisee covenants and agrees that during the Term of this Agreement and for a period of three years after termination or expiration of the Agreement, it shall not, without the prior written consent of Franchisor, either directly or indirectly, individually or in partnership or jointly or in conjunction with any person, firm, association, syndicate or corporation, as principal, agent, shareholder or in any manner whatsoever, cry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed by any business, enterprise or undertaking operations of a similar business to the Franchised Business in the Protected Area.

3.   REMEDIES

     Franchisee agrees that in the event of any violation or threat of violation of this Agreement by Franchisee is subject to Article X of the Master Franchise Agreement dated July 7th, 1998.

4.   CONTROLLING LAW

     This Agreement shall be deemed to be an agreement made and shall be performed, construed and enforced in accordance with., and the rights of the parties hereto shall be governed by, the laws of the Province of Ontario. Any action or proceeding contemplated by any of the parties hereto for the purpose of enforcing this Agreement or any part thereof shall be commenced and continued only in the Province of Ontario before the appropriate tribunal having jurisdiction thereof and each of the parties hereto hereby irrevocably attorns to such jurisdiction and agrees that service of process with respect to any such proceeding shall be validly and effectively served upon the relevant parties hereto.

5.   SEVERABILITY

     If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, for any reason, the remaining portions of this Agreement shall be unimpaired, and any invalid, illegal or unenforceable provisions shall be replaced by a mutual acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

6.   GOVERNMENT APPROVALS

     In the event that any part, article, section, sentence or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable the indefinite, invalid, or unenforceable provision shall be deemed deleted. The remaining parts thereof shall continue in full force and effect.

7.   BINDING EFFECT

     This Agreement shall be binding upon the Franchisee, its successors, legal representatives, heirs and assigns and shall inure to the benefit of the Franchisor, its successors, legal representatives and assigns.

8.   FURTHER ASSURANCES

     Franchisee agrees to execute, file, seal, deliver and acknowledge any and all documents and take or cause to be taken any and all other action necessary to effect the terms and conditions of this Agreement.

     IN WITNESS WHEREOF Franchisee and Franchisor have caused this Agreement to be duly executed as of the date and year first above written.

WITNESS:                                FRANCHISEE:
                                        123817 ONTARIO INC.


/s/ Donald Johnston                     /s/ George Panos
--------------------------------        --------------------------------
                                        George Panos, President


WITNESS:                                FRANCHISOR:
                                        SURF CITY SQUEEZE FRANCHISE CORP.


/s/ Kathryn Blackwell                   /s/ Kevin A. Blackwell
--------------------------------        --------------------------------
                                        Kevin A. Blackwell, President

                                   EXHIBIT "D"

                                PRODUCT AGREEMENT

              THIS AGREEMENT is made as this 7th day of July, 1998.

BETWEEN:

                              KONA COAST PROVISION

                  (hereinafter referred to as the "Supplier"),

                                     - and -


                              1238176 ONTARIO INC.

                 (hereinafter referred to as the "Distributor")


     WHEREAS the Supplier is the owner of certain Recipes. Supplier contracts with certain manufacturers of certain mixes, consumables, and related products listed in Schedule "A" to this Agreement (the "Licensed Products") used by Surf City Squeeze Franchise Corp. in the sale to the public of smoothies, juices, functional drinks, and other healthy consumables under its proprietary marks and the name "Surf City Squeeze";

     AND WHEREAS contemporaneously with the execution of this Agreement, Surf City Squeeze Franchise Corp. as franchisor (the "Franchisor") and 1238176 Ontario Inc. as master franchisee shall execute a master franchise agreement (the "Master Franchise Agreement') whereby the Franchisor shall grant an exclusive license in the country of Canada to the Distributor to set-up, create, establish and maintain Distributor-owned stores and subfranchised stores using the franchise system and the trade name "Surf City Squeeze";

     AND WHEREAS the Supplier has agreed that the Distributor shall have the exclusive right in Canada to sell and distribute the Licensed Products;

     NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                      ARTICLE I. APPOINTMENT AND ACCEPTANCE

     1.01 Subject to the terms and conditions hereinafter set out, the Supplier hereby appoints the Distributor as the exclusive distributor of the Licensed Products in the country of Canada (the "Protected Area").

     1.02 The Distributor hereby accepts the appointment as the exclusive distributor of the Supplier for the Licensed Products in the Protected Area on the terms and conditions hereinafter set out.

                          ARTICLE II. EXCLUSIVE RIGHTS

     2.01 The Distributor is given the exclusive right to distribute the Licensed Products in the Protected Area and the Supplier, each of its Principle Shareholders and specifically Kevin Blackwell covenants and agrees-that during the term of this Agreement, it and he shall not, without the prior written consent of the Distributor either directly or indirectly, individually or in partnership or jointly or in conjunction with any person, firm, association, syndicate or corporation, as principal, agent, shareholder or in any matter whatsoever, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof, to be used or employed by any business, enterprise or undertaking to sell or distribute the Licensed Products or any products that compete with the Licensed Products within the Protected Area to any other individual, partnership or corporation.

     2.02 Distributor covenants and agrees that during the term of this Agreement, it shall not, without the prior written consent of Supplier either directly of indirectly, individually or in partnership or jointly or in conjunction with any person, firm, association, syndicate or corporation, as principal, agent, shareholder or in any matter whatsoever, carry on or be engaged in any business, enterprise or undertaking to sell or distribute the Licensed Products or any products that compete with the Licensed Products outside the Protected Area to any other individual, partnership or corporation.

     2.03 The Supplier agrees that the Distributor is entitled to act as a distributor for products other than the Licensed Products that are not competitive with the Licensed Products. Such action shall not in any manner whatsoever affect the right of the Distributor to act as the exclusive distributor of the Supplier in the Protected Area as herein set out The
Distributor agrees that the Supplier is entitled to act as a supplier for products other than the Licensed Products that are not competitive with the Licensed Products. If Distributor elects to sell the additional products not specifically listed as the Licensed Products, attached hereto as Schedule A, within the Protected Area, the Supplier shall be entitled to receive its fifty (50%) percent of the Net Profit as outlined in Article VI hereunder.

                      ARTICLE III. NEW AND REVISED PRODUCTS

     3.01 The Supplier shall inform the Distributor forthwith in respect of any new or revised products which are ready for sale.

     3.02 In the event that the Supplier produces or acquires any new or revised product and said product is distributed to the United States Surf City Squeeze Franchise System, the Supplier agrees that the Distributor shall have the first right of opportunity to sell same provided that such product is recognized as legal by the presiding Governmental Agencies for sale and/or distribution within the Protected Area. Supplier shall authorize the Distributor immediately to sell the same in accordance with agreements having substantially the same terms as contained herein. The Supplier shall supply the Distributor with samples of such new or revised products upon such authorization. Such samples are to be provided at the Supplier's cost, as provided in this Agreement herein.

                       ARTICLE IV. NATURE OF RELATIONSHIP

     4.01 The relationship between the Supplier and the Distributor with respect to the sale of the Licensed Products by the Distributor only, shall be that of independent contractors. The Distributor shall transact all business pursuant to this Agreement on its own account Both parties acknowledge and agree that they have no right to enter into contracts or commitments for the other, and that they shall not represent to third parties that they have the right to enter into contracts or commitments, of any nature or kind whatsoever in the name of or on behalf of the other party to this Agreement The Distributor and Supplier further agree that each party (the "Indemnifier") will indemnify and hold harmless the other party from and against any and all claims, losses and liabilities including legal costs and disbursements incurred by, o in connection with negligent or unauthorized acts or omissions of the Indemnifier and those for whom it is at lay responsible.

     4.02 All orders and contracts taken by the Distributor for the sale of Licensed Products shall be subject solely to the Distributor's own pricing, policies and procedures, as the Distributor may, in its own discretion determine. The Supplier acknowledges and agrees that it shall have no rights to determine or affect the Distributor's pricing, policies and procedures. Distributor acknowledges his duty to operate the Distributorship by selling the Licensed Products and any additional products at the highest price the market will sustain and by minimizing expenses as low as practical in the normal course of business.

     4.03 Distributor acknowledges that it is essential to the maintenance of the high standards that the public has come to expect of Suppliers Products, and to the preservation of the integrity of the goodwill, that Distributor adheres to the uniform standards, procedures, and policies hereafter described.

                               ARTICLE V. RECIPES

     5.01 The Supplier represents, warrants and covenants that it is the owner of the Recipes (the "Recipes") in connection with the Licensed Products in the United States. Supplier also represents, warrants and covenants that the Recipes are not patented. As such, Distributor acknowledges the possibility of duplication of said Recipes for the Licensed Products.

     5.02 Contemporaneously with the execution of this Agreement, the Recipes shall be lodged with Fort Knox Escrow Services, Inc., 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, as Escrow Agent Supplier represents that each Recipe lodged with said Escrow Agent for the Licensed Products and the ingredients for the Licensed Products are broken down on a percentage basis and Supplier cannot provide the particular grade of each individual ingredient in each Licensed Product Should Supplier fail to deliver a Licensed Product to Distributor for any reason for a period of thirty (30) consecutive days, upon written notice from Distributor and Supplier, the Escrow Agent shall release to Distributor the one Licensed Product Recipe which Supplier failed to deliver. If said failure of delivery of a Licensed Product occurs and Distributor receives the one Recipe from the Escrow Agent, Supplier remains entitled to receive the 50% net profit distribution, as referenced in Article VI below, for that one product as well as all other products being sold to Subfranchisees or any other sales of the Licensed or approved Products. The Distributor shall be a trustee and fiduciary for the Supplier with respect to the Recipe, which Recipe shall be deemed to be Confidential Information within the meaning of the Master Franchise Agreement The Distributor covenants not to disclose the Recipe to any third party and, if the Supplier again becomes able to supply the Licensed Product covered by the Recipe, the Distributor shall return the Recipe to the Escrow Agent and shall destroy any copies thereof that may remain in the Distributor's possession.

     5.03 The parties acknowledge that it is the intention of the Supplier and the Distributor that the Distributor eventually engage an independent manufacturer in Canada to manufacture the Licensed Products. If at any time the manufacturing of any one or more of the Licensed Products in Canada by an independent Canadian manufacturer retained for such purpose would result in a higher net profit to be shared equally by Supplier and Distributor hereunder, then the Distributor may provide written notice to the Supplier that such Licensed Products will be manufactured in Canada for re-distribution to sub-franchisees or other approved parties. The Distributor and the Supplier shall split the costs of all duties and other fees or charges payable in connection with the shipment to and importation of such products into the Protected Area unless and until the Licensed Products are manufactured in Canada. Upon delivery of such notice, the Distributor shall be released from its obligations to purchase such products from the Supplier under this Agreement, and the Supplier shall provide the Canadian manufacturer the Recipes of the Licensed products subject to the execution of a confidentiality agreement by such Canadian manufacturer and supplier in respect of such Recipes.

                        ARTICLE VI. PROFIT SHARING TERMS

     6.01 The terms of sale from the Supplier to the Distributor and the terms of the Profit Sharing Distributions shall be as follows:

     1. Quantity: As requested by the Distributor in writing from time to time.

     2. Price FOR the Licensed Product At the Supplier's cost or as otherwise agreed upon by the parties net of any allowances, bonuses or commissions. If the Licensed Product is sold by the Distributor for re-distribution to subfranchisees or other approved parties, the net profit derived from the sale of Licensed Products in Canada to these parties, after deductions for cost of the Licensed Products (adjusted for inventories), import duties and taxes, transportation insurance, administrative fees and expenses, all determined in accordance with generally accepted accounting principles, shall be shared equally by the Supplier and the Distributor (I.E. 50% to each). Distributor acknowledges his duty to operate the Distributorship by selling the Licensed Products and any additional products at the highest price the market will sustain and by minimizing expenses as low as practical in the normal course of business. Distributor and Supplier will take profits only quarterly and no salary of any representative of either party shall be included in the calculation of such profits.

     3. Profit Sharing Distributions: Distributions of the net profit shall be made by Distributor to Supplier on a quarterly basis. Said distribution of net profit shall be delivered from Distributor to the office of Supplier not later than the 15's day of the following month for the preceding quarter which shall be accompanied by copies of each check written for said quarter as well as all back-up accounting including, but not limited to, income statements and balance sheets. Distributor and Supplier agree to purchase the Licensed Products from the manufacturer extending the lowest price whether in the United States or Canada. As referenced in Section 4.02, Distributor acknowledges his duty to operate the Distributorship by selling the Licensed Products and any additional products at the highest price the market will sustain and by minimizing expenses as low as practical in the normal course of business. From time to time, Distributor may request to verify the invoices from Supplier for the products shipped to Distributor in the Protected Area.

     4. Distributor and Supplier hereby agree to each pay 50% toward the initial order of Licensed Products (i.e. if the initial order of Licensed Products is $10,000, Distributor shall pay $5,000 and
          Supplier shall pay $5,000). In the event that the bank account for Distributor and Supplier needs to be replenished, Distributor and Supplier hereby agree to contribute 50% of the monies required for said replenishment All expenses of the Business as in accordance with this Agreement shall be shared equally by Distributor and Supplier. All operations of the Business shall be run in accordance with this Agreement.

     5. Taxes, Duties and Exchange Rates: Shall be shared by Distributor and Supplier.

                             ARTICLE VII. WARRANTIES

     7.01 The Supplier warrants to the Distributor that the products will be free from defects.

     7.02 The Supplier shall indemnify and hold harmless the Distributor from and against any and all claims, losses an liabilities including legal costs and disbursements incurred by or in connection with negligent acts or omissions of the Supplier or its employees arising in connection with any fault of failure of the Licensed Products.

     7.03 The Distributor warrants to the Supplier that the Subfranchisees and all other recipients of the Licensed Products shall be entitled to the constant delivery of the Licensed Products ordered. Failure by Distributor to provide such constant supply of Licensed Products to Subfranchisees or other approved vendors ordering the Licensed Products will result in the Termination of this Agreement according to Article VIII. Termination of this Agreement shall also terminate any other agreements between the same parties in accordance with their respective terms as to termination.

                       ARTICLE VIII. TERM AND TERMINATION

     8.01 The term of this Agreement shall be in perpetuity commencing on the date of execution hereof subject to termination of this Agreement with written notice to Distributor upon the occurrence of any or all of the following events, each of which shall be deemed an incurable breach of this Agreement:

     (a) If the Distributor fails to make payment of the amounts owing pursuant to this Product Agreement to the Supplier.

     (b) If termination occurs under the Master Franchise Agreement, Confidentiality Agreement, or the Escrow Agreement for any reason whatsoever. By virtue of those Agreements, Distributor acknowledges that the Exclusivity granted within this Agreement shall simultaneously and immediately terminate. In the event of the termination of the aforementioned Agreements, Distributor shall lose the right to distribute the Licensed Products to any further Stores opened by Franchisor or other third party. Distributor shall retain the to distribute the Licensed Products to the Stores, whether owned by Master Franchisee or Subfranchisees, which are open and operating at the time of termination. In the event of said termination, Supplier remains entitled to receive the 50% net profit distribution, as referenced in Article VI above, for the Licensed Products being sold by Distributor.

     (c) If Distributor fails to supply the Licensed Products to Subfranchisees and other approved vendors as outlined in this Agreement, excluding the non-delivery by Supplier as per Section 5.02 herein.

                               ARTICLE IX GENERAL

     9.01 Any notice required to be given pursuant to this Agreement shall be validly given if delivered personally, faxed or mailed by prepaid registered mail to a party at its address on the first page hereof. Any such notice delivered personally or faxed shall be deemed to have been received by and given to the addressee at the time of receipt, and any such notice mailed by prepaid registered mail shall be deemed to have been received by and given to the addressee on the seventh business day following the day of mailing. Notice of a change of address may be given to the other party as set out above.

     9.02 The Supplier shall not transfer or assign its rights and obligations under this Agreement to any other individual, partnership or corporation without the prior written consent of the Distributor which shall not be unreasonably withheld. With respect to any transfers or assignments by the Distributor, the Supplier acknowledges and agrees that the following transfers or assignments shall be permitted contingent upon the Distributor not being in material default of any of the Agreements and that said transfer or assignment is effective simultaneously for the Master Franchise Agreement, Escrow Agreement and Confidentiality Agreement Said transfers or assignments hereunder, except as previously mentioned, do not require the Supplier's consent:

     (a) the Distributor shall be permitted to issue additional shares from treasury, provided that, following the issue of such additional shares, voting shares of the Distributor sufficient to control the Distributor shall continue to be held, directly by George Panos;

     (b) the Distributor may engage in the sale of its assets (including its interest in this Agreement) to a bona fide purchaser or purchasers for the purpose of forming and constituting a partnership, provided that the partnership interest of George Panos in the said partnership shall be greater than 50%;

     (c) George Panos may sell his shares in the Distributor to a bona fide purchaser or purchasers at any time and from time to time, provided that, following the said sale of his shares in the Distributor, voting shares of the Distributor sufficient to control the Distributor shall continue to be held by George Panos;

     (d) George Panos may transfer all but not less than all of his shares in the Distributor to a corporation controlled by George Panos at any time upon sufficient notice to the Supplier.

     "Control" for the purposes of this section 8.07 shall have the same meaning ascribed thereto in the Business Corporations Act (Ontario).

     9.03 In exercising any discretion or making any decisions hereunder, the parties shall at all times act reasonably.

     9.04 The provisions hereof contain the entire agreement between the parties. No representations or statements other than those expressly set forth herein were made or relied upon in entering into this Agreement.

     9.05 The parties hereby acknowledge that the rights granted hereof shall be subject to and subordinate to the Master Franchise Agreement as it now or hereafter exists. In the event Master Franchisee's interests under the Master Franchise Agreement are terminated, revoked, barred or the like for any reason, Distributor's rights hereunder shall be terminated concurrently.

     9.06 This Agreement may not be varied, modified or amended except by an instrument in writing duly executed by the parties hereto.

     9.07 Should any provision or provisions of this Agreement be unenforceable, it or they shall be considered separate and severable from the Agreement, and the remaining provisions of the Agreement shall remain in full force and be binding upon the parties hereto as though the unenforceable provision or provisions had never been included.

     9.08 This Agreement shall be subject to and construed in accordance with the laws of the Province of Ontario, and each of the parties hereto irrevocably atoms to the jurisdiction of the courts thereof.

     9.09 All headings appearing herein have been inserted for convenience of reference only and shall not in any way affect the construction, interpretation or meaning of the Agreement.

     9.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     9.11 Time of the essence of this Agreement.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

                                        KONA COAST PROVISION


                                        Per: /s/ Kathryn Blackwell           c/s
                                        ----------------------------------------
                                        I have authority to bind the Corporation


                                        1238176 ONTARIO INC.


                                        Per: /s/ George Panos                c/s
                                        ----------------------------------------
                                        I have authority to bind the Corporation




WITNESS FOR KEVIN BLACKWELL:

/s/ Kathryn Blackwell                   /s/ Kevin Blackwell
--------------------------------        --------------------------------
                                        KEVIN BLACKWELL

                                  SCHEDULE "A"

                       SURF CITY SQUEEZE APPROVED PRODUCTS


1.)  SURF CITY SQUEEZE(TM) SMOOTHIE MIX

2.)  FUNCTIONAL POWDERS

          Aerobic Squeeze(TM)
          Loose Lips Squeeze(TM)
          Muscle Squeeze(TM)
          Power Energy Squeeze(TM)
          Recovery Squeeze(TM)
          Rejuvenator Squeeze(TM)
          Solstice Squeeze(TM)
          Stripper Squeeze(TM)
          Thinker Squeeze(TM)

3.)  EXTRA POWDERS

          Bee Pollen
          Brewer's Yeast
          Carbo Powder
          Creatine
          Korean Ginseng
          Lecithin
          Multi Vitamin
          Protein
          Spirulina
          Wheat Germ
          Wheat Grass

                                   EXHIBIT E
                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement") is made on July 7th 1998 (the "Effective Date"), among SURF CITY SQUEEZE FRANCHISING CORP., a corporation organized under the laws of the State of Arizona, United States of America, with its principal office at 7730 East Greenway Road, Suite 203, Scottsdale, Arizona, United States of America ("Franchise"), KONA COAST PROVISION ("KCP"), a corporation organized under the laws of the State of Arizona, United States of America, wit its principa! office at do 8350 East Evans, Suite D-l, Scottsdale, Arizona, United States of America ("Franchisor"), 1238176 ONTARIO INC., whose principal or registered office is at 100 Redpath Avenue, Suite 9, Toronto, Ontario, Canada ("Master Franchisee"), and Fort Knox Escrow Services, Inc., 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071 ("Fort Knox").

                           MASTER FRANCHISE AGREEMENT

     The Franchisor has developed a system and procedure for the operation of retail stores ("Stores") offering smoothies, juices, functional drinks, other healthy consumables, and the sale and promotion of related products (collectively, the "Products") and services, using Franchisor's proprietary marks.

     Master Franchisee has requested, and Franchisor has agreed to grant to Master Franchisee, the exclusive right to set-up, create, establish and operate Master Franchisee-owned Stores and to grant franchises for Stores to qualified persons for the country of Canada (the "Protected Area") pursuant to the terms and conditions of a master franchise agreement ("Master Franchise Agreement") between Franchisor and Master Franchisee, dated the date hereof.

                              RECIPES FOR PRODUCTS

     KCP is an affiliate of Franchisor and an approved supplier and manufacturer of the Products (as more particularly described in the Product Agreement annexed as Exhibit "D" to the Master Franchise Agreement) and, as such, is in possession of the recipes (the "Recipes") required for the manufacture of the Products.

                     ARTICLE I - APPOINTMENT OF ESCROW AGENT

1.01 Franchisor, KCP and Master Franchisee hereby appoint Fort Knox as their agent and trustee, and Fort Knox hereby agrees to act exclusively to hold the Recipes required to be held by him in accordance wit the terms of this Escrow Agreement. Fort Knox agrees that he will not at any time dispose, encumber or otherwise deal with the Recipes and all such other documents required to be held by him other than as provided in this Escrow Agreement.

              ARTICLE II - RECIPES TO BE DELIVERED TO ESCROW AGENT

2.01 Franchisor agrees to cause KCP to deliver, and KCP hereby agrees that it shall deliver, to Fort Knox the Recipes, which Franchisor and KCP hereby represent and warrant shall be the true, accurate and complete recipes required for the manufacture of the Products. Franchisor and KCP represents that each Recipe lodged with Fort Knox for the Licensed Products and the ingredients for the Licensed Products are broken down on a percentage basis and Franchisor and KCP cannot provide the particular grade of each individual ingredient in each Licensed Product.

                              ARTICLE III - DEFAULT

3.01 Fort Knox shall deliver the Recipe for the Product which the Franchisor or KCP is unable to supply, or a copy of such Recipe, to Master Franchisee ONLY in the event that:

     (a) Franchisor or KCP notifies Fort Knox to effect such delivery to Master Franchisee at a specific address, the notification being accompanied by a cheque payable to Fort Knox in the amount of one hundred thirty-five dollars ($135.00) (Canadian Funds); or

     (b)  Fort Knox receives from Master Franchisee:

          (i) notification that Franchisor or KCP has been continuously unable, for a period thirty (30) days, to supply a particular Product in respect of which Fort Knox is holding a Recipe after an order by the Master Franchisee therefor ("Franchisor or KCP Default"); and

          (ii) evidence reasonably satisfactory to Fort Knox that Franchisor or KCP Default has in fact occurred and subsists at the time of receipt of such notification; and

          (iii) a written  demand  that the  Recipe  for the one  Product  which
                cannot  be  supplied  be  released   and   delivered  to  Master
                Franchisee; and

          (iv) a written undertaking from the Master Franchisee that the Recipe being supplied to the Master Franchisee will be used only as permitted under the terms of the Master Franchise Agreement between Franchisor and Master Franchisee; and

          (v) specific instructions from the Master Franchisee for this delivery; and

          (vi) a cheque payable to Fort Knox in the amount of one hundred thirty-five dollars ($135.00).

     (c) If the provisions of section 3.01(a) are satisfied, Fort Knox shall, within five (5) business days after receipt of the notification and cheque specified in section 3.01(a), deliver the Recipe in accordance with the applicable instructions.

     (d) If the provisions of section 3.01(b) are met, Fort Knox shall, within five (5) business days after receipt of all the documents specified in paragraph 3.01(b), send by certified mail to Franchisor or KCP a photostatic copy of all such documents. Franchisor or KCP shall have ten (10) days from the date of mailing such documents ("Objection Period") to notify Fort Knox of its objection ("Objection Notice") to the release of the Recipe to Master Franchisee and to request that the issue of Master Franchisee's entitlement to a copy of the Recipe be submitted to arbitration in accordance with the following provisions:

          (i) If Franchiser or KCP shall send an Objection Notice to Fort Knox during the Objection Period, the matter shall be submitted to, and settled by arbitration by, a panel of three (3) arbitrators pursuant to the Arbitrations Act (Ontario). The arbitrators shall apply Ontario law. At least one (1) arbitrator shall be reasonably familiar with franchising industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by Fort Knox, including reasonable legal fees and costs, shall be paid as directed by the arbitration provided, however, if the arbitration is settled prior to a decision by the arbitrators, Franchisor or KCP and Master Franchisee shall each pay 50% of all such costs.

          (ii) Franchiser or KCP may, at any time prior to the commencement of arbitration proceedings, notify Fort Knox that it has withdrawn its Objection Notice. Upon receipt of any such notice, Fort Knox shall reasonably promptly deliver the Deposit Materials to Master Franchisee in accordance with the instructions specified in paragraph 3.01(b).

     (e) If, at the end of the Objection Period, Fort Knox has not received an Objection Notice from Franchisor or KCP, then Fort Knox shall reasonably promptly deliver the Recipe to Master Franchisee in accordance with the instructions specified in paragraph 3.0 1(b).

3.02 Nothing in this Article III affects the entitlement of KCP to receive the 50% net profit distribution, as referenced in Article VI below, for that one product as well as all other products being sold to Subfranchisees or any other sales of the Licensed or approved Products.

                  ARTICLE IV - INDEMNIFICATION OF ESCROW AGENT

4.01 INDEMNITY. Franchisor, KCP and Master Franchisee shall, jointly and severally, indemnify and hold harmless Fort Knox and each of its directors, officers, agents, employees and stockholders ("Escrow Agent Indemnitees") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs (collectively referred to as a "Claim"), that may be asserted against any Escrow Agent Indemnitee in connection with this Agreement or the performance of Fort Knox or any Escrow Agent Indeninitee hereunder except where any such Claim arises out of the fraud, negligence or intentional misconduct of a Escrow Agent Indemnitee or the breach by Fort Knox of its obligations under this Agreement.

4.02 DISPUTES AND INTERPLEADER.

     (a) In the event of any dispute between any of Fort Knox, Franchisor, KCP and Master Franchisee relating to delivery of the Recipes by Fort Knox or to any other matter arising out of this Agreement, Fort Knox may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Fort Knox in connection therewith, including reasonable legal fees and costs, shall be borne 50% by the Franchisor and KCP and 50% by the Master Franchisee.

     (b) Fort Knox shall perform any act ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

Each of Franchisor and KCP hereby represents and warrants as follows and hereby acknowledges that Master Franchisee is relying upon such representations and warranties:

5.01 That Franchisor and KCP are the absolute and beneficial owners of the Recipes with good and marketable title thereto, free and clear of any mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands of any kind, and as such, has the exclusive right and full power to deliver and transfer the Recipes to Fort Knox free and clear of all mortgages, liens, charges, security, interests, adverse claims, pledges, encumbrances and demands whatsoever.

5.02 As of the Effective Dare of this Agreement, no person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of the Recipes or any interest(s) therein or right(s) thereto.

5.03 There is not pending any suit, action or other legal proceeding of any sort by any party (i) claiming to have rights to the Recipes superior to or otherwise in conflict with Franchisor's rights to the Recipes, (ii) wishing to restrain or otherwise prevent Franchisor and/or KCP from effectually and legally transferring the Recipes to Fort Knox free and clear of any and all claims, interests and encumbrances or any suit, action, (iii) wishing to restrain the use of the Recipes by Franchisor, KCP and/or any other party, or (iv) the effect of which would be to cause a lien to attach or to divest tide to the Recipes in any manner whatsoever.

5.04 The Recipes do not infringe any patents, trade secrets, confidential information or any other property rights whatsoever owned by any third parties.

5.05 Franchisor and KCP represents, warrants and covenants that the Recipes are not patented. As such, Master Franchisee acknowledges the possibility of duplication of said Recipes for the Licensed Products.

5.06 Franchisor and KCP represents that each Recipe lodged with Fort Knox for the Licensed Products and the ingredients for the Licensed Products are broken down on a percentage basis and Franchisor and KCP cannot provide the particular grade of each individual ingredient in each Licensed Product.

                    ARTICLE VI - GENERAL CONTRACT PROVISIONS

6.01 All of the pates hereto hereby acknowledge receipt of a duplicate copy of this Escrow Agreement.

6.02 The pates hereto shall sign and deliver such further and other papers, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and of the acts and things as may be necessary or desirable in order to give effect to this Agreement and every part thereof. Without limiting the generality of the foregoing, the Master Franchisee shall deliver to the Franchisor and KCP the personal covenant of George Panos respecting maintenance of confidentiality of the Recipes.

6.03 This Agreement and the terms hereof shall constitute the entire agreement between the pates hereto with respect to all of the matters herein and its execution has not been induced by, nor do any of the pates hereto rely upon or regard as material any representations or writings whatsoever not incorporated herein and made part hereof. This Agreement shall not be amended, altered or qualified except by a memorandum in writing signed by all of the pates hereto and any amendment, alteration or qualification hereof shall be null and void and shall not be binding upon any party who has not given his consent as aforesaid.

6.04 The pates hereby acknowledge that the rights granted hereof shall be subject to and subordinate to the Master Franchise Agreement as it now or hereafter exists. In the event Master Franchisee's interests under the Master Franchise Agreement are terminated, revoked, barred or the like for any reason, Master Franchisee's rights hereunder shall be terminated concurrently.

6.05 Time shall be of the essence of this Agreement and every part hereof.

6.06 No delay or failure of Master Franchisee in exercising any right, power or privilege hereunder shall affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other right, power or privilege. The rights of Master Franchisee under this Agreement are cumulative and not exclusive of any right or remedy which Master Franchisee would otherwise have.

6.07 This Agreement shall be deemed to be an agreement made and shall be performed, construed and enforced in accordance with, and the rights of the pates hereto shall be governed by, the laws of the Province of Ontario. Any action or proceeding contemplated by any of the pates hereto for the purpose of enforcing this Agreement or any part thereof shall be commenced and continued only in the Province of Ontario before the appropriate tribunal having jurisdiction thereof and each of the pates hereto hereby irrevocably attorns to such jurisdiction and agrees that service of process with respect to any such proceedings shall be validly and effectively served upon the relevant parties hereto.

6.08 All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or pates referred to in each case require, and the verb agreeing therewith shall be construed as agreeing with the required word and pronoun.

6.09 All headings and tides in this Agreement are for reference only and are not to be used in the interpretation of the terms hereof.

6.10 This Agreement shall not be assigned by any party hereto without the prior written consent of the other pates hereto, which consent shall not be unreasonably withheld. Subject to the foregoing and subject to any assignment required by operation of law due to the death or incapacity of Fort Knox, as trustee, if applicable, this Agreement shall enure to the benefit of and be binding upon the pates hereto their respective heirs, legal personal representatives, executors, successors and assigns. The pates mutually acknowledge that this Agreement may only be assigned where other Agreements among the Franchisor, KCP and the Master Franchisee, or any of them, are also assigned.

     IN WITNESS WHEREOF the parties have executed this Master Franchise Agreement as of the Effective Date.


FRANCITISOR:                            MASTER FRANCHISEE:
SURF CITY SQUEEZE FRANCHISE CORP.       1238176 ONTARIO INC.


By /s/ Kevin A. Blackwell               By /s/ George Panos
   ------------------------------          ------------------------------
   Kevin A. Blackwell, President           George Panos, President



KCP:                                    ESCROW AGENT:
KONA COAST PROVISION                    FORT KNOX ESCROW, INC.:


By /s/ Kevin A. Blackwell               By /s/
   ------------------------------          ------------------------------